                                                                  EXECUTION COPY

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                              REDEMPTION AGREEMENT

                                     BETWEEN

                           POST APARTMENT HOMES, L.P.,
                          A GEORGIA LIMITED PARTNERSHIP

                                       AND

                           JRC ACQUISITION CORPORATION
                             AN ILLINOIS CORPORATION

                             AS OF FEBRUARY 27, 2004

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  POST CANYON(R) APARTMENTS                FULTON COUNTY, GEORGIA
  POST CHASE(R) APARTMENTS                 GWINNETT COUNTY, GEORGIA
  POST CORNERS(R) APARTMENTS               GWINNETT COUNTY, GEORGIA
  POST COURT(R) APARTMENTS                 GWINNETT COUNTY, GEORGIA
  POST LANE(R) APARTMENTS                  COBB COUNTY,  GEORGIA
  POST MILL(R) APARTMENTS                  COBB COUNTY,  GEORGIA
  POST LAKE(R) APARTMENTS                  SEMINOLE COUNTY, FLORIDA

                                TABLE OF CONTENTS

                                                                                                                   PAGE
ARTICLE 1              AGREEMENT TO CONVEY AND ACCEPT.................................................               2

   1.1      AGREEMENT TO CONVEY AND ACCEPT............................................................               2

   1.2      PROPERTY DEFINED..........................................................................               4

   1.3      PERMITTED EXCEPTIONS......................................................................               4

   1.4      OPTION MONEY..............................................................................               4

   1.5      OWNERSHIP OF POST(R) TRADENAMES AND SERVICE MARKS.........................................               5

   1.6      TRANSITION OF PROPERTY MANAGEMENT.  UPON CLOSING,.........................................               6

   1.7      DEPOSIT OF LETTER OF CREDIT AS OPTION MONEY...............................................               7

ARTICLE 2              REDEMPTION.....................................................................               8

   2.1      PROPERTY VALUE............................................................................               8

   2.2      REDEMPTION CONSIDERATION..................................................................               8

   2.3      VALUATION OF PREFERRED UNITS..............................................................               9

   2.4      JUPITER'S PURCHASE OF PREFERRED UNITS.....................................................               9

   2.5      ASSUMED PROJECT FINANCING.................................................................              10

   2.6      PROJECT FINANCE CONDITION.................................................................              13

   2.7      ASSUMPTION OF OTHER ASSUMED DEBT..........................................................              13

   2.8      JUPITER'S FAILURE OR INABILITY TO ACQUIRE PREFERRED UNITS.................................              15

   2.10     EXERCISE OF CASH OPTION...................................................................              17

ARTICLE 3              TITLE AND SURVEY...............................................................              17

   3.1      TITLE EXAMINATION; COMMITMENT FOR TITLE INSURANCE.........................................              17

   3.2      SURVEY....................................................................................              17

   3.3      TITLE OBJECTIONS; CURE OF TITLE OBJECTIONS................................................              18

   3.4      CONVEYANCE OF TITLE.......................................................................              20

   3.5      PRE-CLOSING "GAP" TITLE DEFECTS...........................................................              20

   3.6      POST'S COVENANT NOT TO ENCUMBER...........................................................              21

ARTICLE 4              INSPECTION PERIOD..............................................................              21

   4.1      RIGHT OF INSPECTION.......................................................................              21

   4.2      RIGHT OF TERMINATION......................................................................              22

ARTICLE 5              CLOSING........................................................................              22

   5.1      TIME AND PLACE............................................................................              22

   5.2      POST'S OBLIGATIONS AT CLOSING.............................................................              23

   5.3      JUPITER'S OBLIGATIONS AT CLOSING..........................................................              25

   5.4      CREDITS AND PRORATIONS....................................................................              26

   5.5      CLOSING COSTS.............................................................................              29

   5.6      CONDITIONS PRECEDENT TO OBLIGATION OF JUPITER.............................................              31

   5.7      CONDITIONS PRECEDENT TO OBLIGATION OF POST................................................              32

   5.8      JUPITER'S SECTION 1031 EXCHANGE...........................................................              33

ARTICLE 6              REPRESENTATIONS, WARRANTIES AND COVENANTS......................................              34

   6.1      REPRESENTATIONS AND WARRANTIES OF POST....................................................              34

   6.2      KNOWLEDGE OF POST DEFINED.................................................................              38

   6.3      SURVIVAL OF POST'S REPRESENTATIONS AND WARRANTIES.........................................              38

   6.4      COVENANTS OF POST.........................................................................              39

   6.5      REPRESENTATIONS AND WARRANTIES OF JUPITER.................................................              41

   6.6      SURVIVAL OF JUPITER'S REPRESENTATIONS AND WARRANTIES......................................              43

   6.7      COVENANTS OF JUPITER......................................................................              43

ARTICLE 7              DEFAULT........................................................................              44

   7.1      DEFAULT BY JUPITER........................................................................              44

   7.2      DEFAULT BY POST...........................................................................              44

   7.3      NOTICE OF DEFAULT; OPPORTUNITY TO CURE....................................................              45

   7.4      RECOVERABLE DAMAGES.......................................................................              45

ARTICLE 8              RISK OF LOSS...................................................................              46

   8.1      MINOR DAMAGE..............................................................................              46

   8.2      MAJOR DAMAGE..............................................................................              46

   8.3      DEFINITION OF MAJOR DAMAGE................................................................              47

ARTICLE 9              COMMISSIONS....................................................................              47

   9.1      BROKER'S COMMISSION.......................................................................              47

   9.2      BROKERAGE REPRESENTATIONS AND INDEMNITIES.................................................              48

   9.3      EXECUTION BY BROKERS......................................................................              49

   9.4      SURVIVAL..................................................................................              49

ARTICLE 10             DISCLAIMERS AND WAIVERS........................................................              49

   10.1     NO RELIANCE ON DOCUMENTS..................................................................              49

   10.2     DISCLAIMERS...............................................................................              50

   10.3     RESERVATION OF JUPITER'S RIGHT OF CONTRIBUTION UNDER ENVIRONMENTAL LAWS...................              52

   10.4     EFFECT AND SURVIVAL OF DISCLAIMERS........................................................              52

ARTICLE 11             ESCROW AGENT...................................................................              52

   11.1     INVESTMENT OF OPTION MONEY................................................................              52

   11.2     PAYMENT AT CLOSING........................................................................              52

   11.3     PAYMENT ON DEMAND.........................................................................              52

   11.4     EXCULPATION OF ESCROW AGENT...............................................................              53

   11.5     STAKEHOLDER...............................................................................              53

   11.6     INTEREST..................................................................................              53

   11.7     EXECUTION BY ESCROW AGENT.................................................................              54

ARTICLE 12             MISCELLANEOUS..................................................................              54

   12.1     CONFIDENTIALITY...........................................................................              54

   12.2     PUBLIC DISCLOSURE.........................................................................              54

   12.3     ASSIGNMENT................................................................................              54

   12.4     NOTICES...................................................................................              54

   12.5     MODIFICATIONS.............................................................................              57

   12.6     CALCULATION OF TIME PERIODS...............................................................              57

   12.7     SUCCESSORS AND ASSIGNS....................................................................              57

   12.8     ENTIRE AGREEMENT..........................................................................              57

   12.9     FURTHER ASSURANCES........................................................................              57

   12.10       COUNTERPARTS...........................................................................              58

   12.11       SEVERABILITY...........................................................................              58

   12.12       APPLICABLE LAW.........................................................................              58

   12.13       NO THIRD PARTY BENEFICIARY.............................................................              58

   12.14       EMPLOYEES..............................................................................              58

   12.15       POST'S ACCESS TO RECORDS AFTER CLOSING.................................................              58

   12.16       CAPTIONS...............................................................................              59

   12.17       CONSTRUCTION...........................................................................              59

   12.18       TERMINATION OF AGREEMENT...............................................................              59

   12.19       SURVIVAL...............................................................................              59

   12.20       TIME OF ESSENCE........................................................................              59

   12.21       COVENANT NOT TO RECORD.................................................................              59

   12.22       LIMITATION OF POST'S LIABILITY.........................................................              59

   12.23       RADON GAS..............................................................................              60

   12.24       INDEMNIFICATION FOR REDEMPTION DISPUTES................................................              60

   12.25       SCHEDULES..............................................................................              60

                              REDEMPTION AGREEMENT

      THIS REDEMPTION AGREEMENT (this "AGREEMENT") is made as of February 27, 2004 (the "EFFECTIVE DATE"), by and between POST APARTMENT HOMES, L.P., a Georgia limited partnership ("POST"), and JRC ACQUISITION CORPORATION, an Illinois corporation ("JUPITER").

      FIDELITY NATIONAL TITLE INSURANCE COMPANY OF NEW YORK, a New York corporation ("ESCROW AGENT"), THE APARTMENT GROUP, LLC, a licensed real estate broker in each of Georgia and Florida (the "BOND PROJECT BROKER") and APARTMENT REALTY ADVISORS, INC., a Georgia licensed real estate broker (the "POST LANE BROKER") are parties to this Agreement for the limited purposes set forth herein. (The Bond Project Broker and the Post Lane Broker are sometimes collectively referred to herein as the "BROKERS".)

                                   WITNESSETH:

                                    RECITALS:

      A.    Post is the owner of the Property (as defined in ARTICLE 1).

      B. Post has previously issued to a third party 2,800,000 preferred partnership units in Post designated as 8% Series D Redeemable Preferred Units, having a liquidation value of $25.00 per unit plus accrued and unpaid quarterly distributions thereon (the "PREFERRED UNITS").

      C. Jupiter desires to acquire the Preferred Units from the holder or holders thereof for a price approximately equal to the liquidation value of such Preferred Units, which may include a prepayment premium and investment banking or brokerage fee approved by Post.

      D. Post desires to redeem the Preferred Units by distributing the Property, subject to the liabilities described herein, at the direction of Jupiter, and Jupiter desires to tender the Preferred Units in redemption to Post in exchange for such distribution of the Property, all upon and subject to the terms and conditions of this Agreement.

      E. Post and Jupiter intend that the redemption of such Preferred Units be treated as a complete liquidation of Jupiter's limited partnership interest in Post, and that the distribution of the Property to Jupiter under Section 2.2 constitute, under Section 736(b) of the Internal Revenue Code of 1986, as amended (the "CODE"), consideration paid by Post in exchange for Jupiter's interest in the property of Post.

                                   AGREEMENTS:

      THEREFORE, in consideration of the terms and conditions contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Post, Jupiter, Escrow Agent and Brokers hereby agree as follows:

                                    ARTICLE 1

                         AGREEMENT TO CONVEY AND ACCEPT

      1.1 AGREEMENT TO CONVEY AND ACCEPT. Subject to the terms and conditions hereinafter set forth, Post agrees to distribute and convey to Jupiter and Jupiter agrees to accept from Post, in redemption of the Preferred Units, the following:

            (a) those certain tracts or parcels of land containing the approximate number of acres and located in the Counties and States as set forth below, as more particularly described on Schedules 1.1(a)-1 through 1.1(a)-7, attached hereto and made a part hereof (the property described in this clause (a) being herein referred to collectively as the "LAND");

         PROJECT                          COUNTY AND STATE                 APPROX. ACRES       SCHEDULE
Post Canyon(R) Apartments             Fulton County, Georgia                    38.8           1.1(a)-1
Post Chase(R) Apartments              Gwinnett County, Georgia                  33.2           1.1(a)-2
Post Corners(R) Apartments            Gwinnett County, Georgia                  39.0           1.1(a)-3
Post Court(R) Apartments              Gwinnett County, Georgia                  34.1           1.1(a)-4
Post Lane(R) Apartments               Cobb County,  Georgia                     13.8           1.1(a)-5
Post Mill(R) Apartments               Cobb County,  Georgia                     47.0           1.1(a)-6
Post Lake(R) Apartments               Seminole County, Florida                  82.5           1.1(a)-7

            (b) those rights, easements and appurtenances pertaining to the Land, including (i) all right, title and interest of Post (if any) in and to adjacent streets, alleys or rights-of-way, (ii) all right, title and interest of Post with respect to any easements that benefit or burden the Land, and (iii) all right, title and interest of Post (if any) in any water rights or oil, gas and mineral rights that benefit or burden the Land (the property described in this clause (b) herein referred to collectively as the "RELATED RIGHTS");

            (c) the buildings, structures, fixtures and other improvements on the Land, including specifically, without limitation, those certain buildings having the names, street addresses and number of apartment units as set forth below (the property described in this clause (c) being herein referred to collectively as the "IMPROVEMENTS", and the Land, the Related Rights and the Improvements being hereinafter sometimes collectively referred to as the "REAL PROPERTY"):

         PROJECT                          STREET ADDRESS                           APARTMENT UNITS
Post Canyon(R) Apartments             8350 Roswell Road
                                      Atlanta, Georgia  30350                         494 Units

Post Chase(R)Apartments               6280 S. Norcross Tucker Rd. N.W.              410 Units
                                      Tucker, Georgia  30084
Post Corners(R)Apartments             3341 Peachtree Corners Circle N.W.            460 Units
                                      Norcross, Georgia  30092
Post Court(R)Apartments               3800 Club Drive                               446 Units
                                      Duluth, Georgia  30096
Post Lane(R)Apartments                705 Powers Ferry Road S.E.                    166 Units
                                      Marietta, Georgia  30067
Post Mill(R)Apartments                1550 Terrell Mill Road, S.E.                  752 Units
                                      Marietta, Georgia  30067
Post Lake(R)Apartments                700 Post Lake Place                           740 Units
                                      Apopka, Florida  32703
TOTAL APARTMENT  UNITS                                                            3,468 Units


            (d) all of Post's right, title and interest in and to those items of tangible personal property located on the Land or within the Improvements owned by Post and used exclusively in CONNECTION with the ownership, use, maintenance or operation of the Land and the Improvements, and specifically including those items of tangible personal property identified on Schedules 1.1(d)-1 through 1.1(d)-7 attached hereto and incorporated herein by this reference, but excluding (i) cash and cash equivalents, (ii) computer software and computer files, (iii) any time clocks, (iv) personal property owned by tenants under the Leases, (v) any equipment installed by, or in connection with, any telecommunication or utility provider and which is owned by any party other than Post, (vi) any items owned by employees of Post or any property manager, (vii) any items leased to Post, and (viii) all brochures, advertising copy, promotional materials, manuals, reports, portfolios, binders, training materials and other similar items on which the name "Post" or any of the Marks (as defined in Section 1.5 ) appears (the property described in this clause
      (d), other than the excluded items, being herein referred to collectively as the "TANGIBLE PERSONAL PROPERTY"):

                                              SCHEDULE FOR INVENTORY OF TANGIBLE
         PROJECT                                      PERSONAL PROPERTY
Post Canyon(R) Apartments                                  1.1(d)-1
Post Chase(R) Apartments                                   1.1(d)-2
Post Corners(R) Apartments                                 1.1(d)-3
Post Court(R) Apartments                                   1.1(d)-4
Post Lane(R) Apartments                                    1.1(d)-5
Post Mill(R) Apartments                                    1.1(d)-6
Post Lake(R) Apartments                                    1.1(d)-7

            (e) all of Post's right, title and interest as landlord or lessor in, to and under all agreements listed and described on Schedules 1.1(e)-1 through 1.1(e)-7 (collectively, the "RENT ROLL") attached hereto and made a part hereof, pursuant to which any portion of the Land or Improvements is used or occupied by anyone other than Post (the property described in this clause (e) being herein referred to collectively as the "LEASES");

PROJECT                                               RENT ROLL SCHEDULE
Post Canyon(R) Apartments                                   1.1(e)-1
Post Chase(R) Apartments                                    1.1(e)-2
Post Corners(R) Apartments                                  1.1(e)-3
Post Court(R) Apartments                                    1.1(e)-4
Post Lane(R) Apartments                                     1.1(e)-5
Post Mill(R) Apartments                                     1.1(e)-6
Post Lake(R) Apartments                                     1.1(e)-7

            (f) all of Post's right, title and interest in, to and under (i) the Designated Service Contracts (as defined in Section 6.7 (b) of this Agreement), (ii) all assignable existing warranties and guaranties issued to or inuring to the benefit of Post in connection with the Improvements or the Tangible Personal Property, and (iii) all governmental permits, licenses and approvals, if any, belonging to or inuring to the benefit of Post and pertaining to the Real Property or the Tangible Personal Property, but only to the extent that such permits, licenses and approvals are assignable and only to the extent that such permits, licenses and approvals relate to the Real Property or the Tangible Personal Property as opposed to other property of Post, and excluding any rights in or to the use of the Marks (the property described in this clause (f), other than the excluded items, being sometimes herein referred to collectively as the "INTANGIBLE PROPERTY").

      1.2 PROPERTY DEFINED. The Land, the Related Rights, the Improvements, the Tangible Personal Property, the Leases and the Intangible Property are hereinafter sometimes referred to collectively as the "PROPERTY." The apartment communities commonly known as Post Canyon(R) Apartments, Post Chase(R) Apartments, Post Corners(R) Apartments, Post Court(R) Apartments, Post Lane(R) Apartments, Post Mill(R) Apartments and Post Lake(R) Apartments are sometimes referred to individually as "PROJECT" and collectively as the "PROJECTS."

      1.3 PERMITTED EXCEPTIONS. The Property shall be conveyed, and Jupiter shall accept the Property, subject to the matters which are, or are deemed to be, Permitted Exceptions pursuant to ARTICLE 3 hereof (herein referred to collectively as the "PERMITTED EXCEPTIONS").

      1.4 OPTION MONEY.

            (a) Within three (3) business days following the Effective Date, Jupiter shall deposit with the metropolitan Atlanta, Georgia office of Escrow Agent (1800 Parkway Place, Suite 700, Marietta, Georgia 30067) the sum of TWO MILLION AND NO/100 DOLLARS ($2,000,000.00) (the "FIRST DEPOSIT") by wire transfer of immediately available funds.

            (b) If Jupiter does not exercise the right to terminate this Agreement in accordance with Section 4.2 hereof, then Jupiter shall, on or before the Inspection Date (as defined in Section 4.2 hereof), deposit with such office of Escrow Agent the additional sum of ONE MILLION AND NO/100 DOLLARS ($1,000,000.00) (the "SECOND DEPOSIT") by wire transfer of immediately available funds.

            (c) The First Deposit and the Second Deposit, when and to the extent deposited, shall constitute option money and are herein referred to collectively as the "OPTION MONEY."

            (d) Escrow Agent shall invest the Option Money pursuant to Jupiter's directions and in accordance with the terms and conditions of
      ARTICLE 11. All interest accruing and other income earned on such sum shall become a part of the Option Money and shall be distributed as Option Money in accordance with the terms of this Agreement. If Jupiter fails to deliver any portion of the Option Money to the Escrow Agent within the time period or periods specified above, Jupiter shall be in default hereunder, and Post shall be entitled to exercise its rights and remedies under Section 7.1 .

            (b) In any event, if Jupiter is entitled to have the Option Money returned to Jupiter pursuant to any provision of this Agreement, ONE HUNDRED AND NO/100 DOLLARS ($100.00) of the Option Money shall nevertheless be paid to Post as good and sufficient consideration for entering into this Agreement. In addition, Post acknowledges that Jupiter, in evaluating the Property and performing its due diligence investigation of the Property, will devote internal resources and incur expenses, and that such efforts and expenses of Jupiter also constitute good, valuable and sufficient consideration for this Agreement.

            1.5 OWNERSHIP OF POST(R) TRADENAMES AND SERVICE MARKS.

            (a) Jupiter acknowledges and agrees that the names "Post(R)", "Post Canyon(R)", "Post Chase(R)", "Post Corners(R)", "Post Court(R)", "Post Lane(R)", "Post Mill(R)", "Post Lake(R)", and "Post Apartment Homes(R)" and any other trade name or service mark which includes the word "Post" or any other trade name or service mark (including the "Post tulip" logo) of Post (hereinafter collectively referred to as the "MARKS"), and each of them, are trade names and service marks of Post; that the Marks, and each of them, are the sole and exclusive property of Post, which owns all right, title, and interest in and to the Marks, and each of them; and that, by this Agreement, Jupiter shall acquire no ownership right or interest of any kind in or to the Marks, or any of them. Jupiter further acknowledges and agrees that any use by Jupiter of the Marks, or any of them, in any manner in connection with the Property or otherwise, will result in immediate and irreparable injury to Post and its affiliates, and that Post and/or its affiliates shall be entitled to temporary, preliminary, and permanent injunctive relief against Jupiter in the event of any such use of the Marks, or any of them, by Jupiter, or in the event of any other violation by Jupiter of this Section 1.5 .

            (b) Post and Jupiter shall cooperate with each other in connection with the prompt removal of the "Post" name from each Project following the Transition Date (as defined in Section 1.6) for such Project, including changes in signage, lease forms, marketing materials and the like. Jupiter agrees to attach a substantial, temporary sign over the existing "Post(R)", "Post Canyon(R)", "Post Chase(R)", "Post Corners(R)", "Post Court(R)", "Post Lane(R)", "Post Mill(R)", "Post Lake(R)", or "Post tulip" logo on all sign(s) in each Project no later than the Sign Change Date (as defined below) for such Project so that the word "Post" and the "Post tulip" will not be visible. Jupiter shall keep such temporary signage in place until Jupiter installs permanent replacements of such signage, and Jupiter shall install such permanent replacement signage in each Project on or before the date that is one hundred twenty (120) days after the Transition Date for such Project. All other signage on any Project containing the "Post(R)" name or any of the Marks shall be promptly removed or replaced, but in any event, on or before the Sign Change Date for such Project. "SIGN CHANGE DATE" means (i) with respect to those Projects for which Jupiter assumes management responsibility at Closing, the thirtieth (30th) day from and after Closing, and (ii) with respect to each other Project, the seventh (7th) day from and after the Transition Date for such Project

            (c) From and after the Transition Date for each Project through the date on which all signs or other marketing materials which include any Mark have been removed from the Project, Jupiter shall display in a prominent position in the leasing center of such Project a sign stating that such Project is no longer under the management or ownership of Post or any affiliate of Post. The size, content and location of such sign shall be subject to the approval of Post, not to be unreasonably withheld or delayed.

            (d) Jupiter shall indemnify, hold harmless and defend Post from and against any and all claims, demands, causes of action, liabilities, losses, costs, damages and expenses (including reasonable attorneys fees and expenses and court cost incurred in defending any such claim or in enforcing this indemnity) of whatsoever nature that may be incurred by Post and arising out of or in connection with the presence of any of Marks on any sign or other materials located on any Project from and after the Transition Date for such Project, or the use of any Mark on or after the Transition Date for such Project in connection with the ownership, operation, management, leasing or disposition of such Project.

            (e)   This Section 1.5 shall survive the Closing.

      1.6 TRANSITION OF PROPERTY MANAGEMENT. Upon Closing, Post and Jupiter shall cooperate with one another to effect a smooth transition of property management for the Projects. The parties intend that upon Closing, Jupiter will assume responsibility for management of two or more of the Projects and will engage Post pursuant to a property management agreement (the "MANAGEMENT AGREEMENT") to manage each of the other Projects. Under such management arrangement, Jupiter shall assume responsibility for management of the remaining Projects at the rate of two or more Projects each thirty (30) days, such that Jupiter will have assumed full responsibility for management of the Property no later than ninety (90) days after closing. Jupiter and Post shall commence to negotiate diligently and in good faith the form and content of the Management Agreement promptly following the Effective Date. If Jupiter and Post have not agreed in writing as to the form of the Management Agreement by the Inspection Date, then Post shall have no obligation to manage any Project following closing unless and until Jupiter and Post agree otherwise in writing. The date on which Post ceases to manage any Project (whether at Closing or thereafter under the Management Agreement) is referred to herein as the "TRANSITION DATE" for such Project.

      1.7   DEPOSIT OF LETTER OF CREDIT AS OPTION MONEY.

      (a) Jupiter may, at its option, deposit with Escrow Agent, in lieu of any deposit of Option Money to be made pursuant to Section 1.4, an irrevocable letter of credit substantially in the form of Schedule 1.7, attached hereto and incorporated herein by this reference (and, in the case of the Second Deposit, Jupiter may, rather than provide a new letter of credit, cause the issuer of the letter of credit to increase the amount of the letter of credit for the First Deposit to the sum of THREE MILLION DOLLARS ($3,000,000.00) and extend the term of such letter of credit as described below). Any such letter of credit shall be issued in favor of Escrow Agent and shall be in the amount of the required deposit of Option Money. Such letter of credit shall be issued by an Approved Bank and shall have an expiry date of no earlier than (i) sixty (60) days after the Inspection Date, in the case of the First Deposit, and (ii) three hundred thirty (330) days after the Effective Date, in the case of the Second Deposit (and the expiry date of any letter of credit deposited as the First Deposit shall also be extended to three hundred thirty (330) days after the Effective Date when the Second Deposit is due pursuant to Section 1.4).

      (b) In the event Jupiter elects to deposit such a letter of credit with Escrow Agent, any requirement under this Agreement that the Option Money be refunded or returned to Jupiter shall mean that the original letter of credit shall be returned to Jupiter without having been drawn upon. In addition, any requirement under this Agreement that the Option Money be paid over to Post shall mean that Escrow Agent shall draw upon the letter of credit according to its terms in full and pay over to Post the full amount of the Option Money. Where this Agreement provides that Escrow Agent shall pay over ONE HUNDRED DOLLARS ($100.00) of the Option Money to Post and refund the balance of the Option Money to Jupiter, Jupiter shall have the option of depositing with Escrow Agent ONE HUNDRED DOLLARS ($100.00) in cash, to be paid over by Escrow Agent to Post, and receiving back from Escrow Agent the original letter of credit without such letter of credit having been drawn upon.

      (c) If Escrow Agent shall not have received written instructions signed by Post and Jupiter instructing Escrow Agent to return the Letter of Credit to Jupiter without having been drawn upon, then at any time on or after the tenth
(10th) business day prior to the expiry date of such letter of credit, upon written request from either Post or Jupiter (the "DRAW NOTICE"), Escrow Agent shall be entitled to, and is hereby irrevocably and unconditionally authorized, instructed and directed to, draw upon such letter of credit in the full amount thereof and hold the proceeds of such letter of credit as Option Money in accordance with this Agreement. Escrow Agent shall have no duty or authority following receipt of any Draw Notice to confirm or verify the right of the party giving the Draw Notice to do so, nor shall Escrow Agent have the right not to draw upon the Letter of Credit in full following receipt of any Draw Notice, whether or not any other party shall object to the Draw Notice or otherwise dispute the Draw Notice or the proper disposition of the Letter of Credit or Option Money.

      (d) If the Closing Date or any extension of the Closing Date as provided herein is less than ten (10) business days prior to or is after the expiry date of the letter of credit, then Escrow Agent shall be entitled to, and is hereby irrevocably and unconditionally authorized, instructed and directed to, draw upon such letter of credit in the full amount thereof, and hold the proceeds thereof as Option Money in accordance with this Agreement, unless a replacement letter of credit in the same amount and otherwise in accordance with the terms of this Section 1.7 is delivered to Escrow Agent at least ten (10) business days prior to the expiry date of the letter of credit; such a replacement letter of credit shall have an expiry date at least sixty (60) days after the Closing Date, as so extended.

      (e) "Approved Bank" means any one of Deutsche Bank AG, New York Branch, or any national bank with its principal place of business in metropolitan Atlanta, Georgia, Chicago, Illinois or New York City, New York and which is approved by Post in its good faith business judgment; provided, however, that in order to constitute an Approved Bank, such bank must have a branch office in metropolitan Atlanta, Georgia, Chicago, Illinois, or New York City, New York at which any letter of credit described in this Section 1.7 may be drawn and paid in full in immediately available funds.

                                    ARTICLE 2

                                   REDEMPTION

      2.1 PROPERTY VALUE. Post and Jupiter agree that the gross value of the Property is TWO HUNDRED THIRTY-TWO MILLION AND NO/100 DOLLARS ($232,000,000.00) (the "PROPERTY VALUE"). The Property Value is allocated among the Projects comprising the Property as set forth on Schedule 2.1, attached hereto.

      2.2 REDEMPTION CONSIDERATION. At Closing, Post shall convey the Property to Jupiter in the manner provided in this Agreement. In exchange for such conveyance, Jupiter shall deliver to Post at Closing consideration having an aggregate value equal to the Property Value, in the following manner:

            (a) Jupiter shall assign and tender the Preferred Units to Post for redemption pursuant to such instruments as are necessary or reasonably desirable to effect such assignment, tender and redemption, and otherwise in accordance with this Agreement and in form and substance reasonably acceptable to Jupiter. The Preferred Units shall be valued for purposes of the redemption at the Agreed Total Unit Value (as defined herein).

            (b) Jupiter shall assume the Assumed Project Financing in the manner contemplated in Section 2.5 . The parties estimate that the outstanding balance of the Assumed Project Financing as of Closing will be approximately ONE HUNDRED NINETEEN MILLION EIGHTY-FIVE THOUSAND AND NO/100 DOLLARS ($119,085,000.00).

            (c)   Jupiter shall assume the Other Assumed Debt as contemplated in
      Section 2.7 . The Other Assumed Debt shall have an outstanding balance as of Closing equal to the sum of (i) the Property Value, minus (ii) the Agreed Total Unit Value, minus (iii) the outstanding balance of the Assumed Project Financing as of Closing. The parties estimate that the outstanding balance of the Other Assumed Debt as of Closing will be approximately FORTY-TWO MILLION NINE HUNDRED FIFTEEN THOUSAND AND NO/100 DOLLARS ($42,915,000.00).

      2.3 VALUATION OF PREFERRED UNITS. Post and Jupiter agree that the aggregate value of the Preferred Units (the "AGREED TOTAL UNIT VALUE") shall be the lesser of the Actual Price or the Maximum Total Unit Value, as follows:

            (a) The "ACTUAL PRICE" means the sum of (i) the aggregate price actually paid by Jupiter for the Preferred Units, inclusive of any amounts attributable to prepayment premiums or similar charges and any amounts paid by Jupiter for investment banking or brokerage fees, and inclusive of any amounts paid by Jupiter for the accrued and unpaid quarterly distribution on the Preferred Units as of the date of acquisition, plus
      (ii) if Jupiter purchases the Preferred Units prior to the Closing Date, the accrued and unpaid quarterly distribution on the Preferred Units from the date of Jupiter's acquisition of such units through the Closing Date (but without duplication of any such amounts included under clause (i)). Any Special Transaction Costs included in the Actual Price at Closing shall not also be reimbursed under Section 5.5(b).

            (b) The "MAXIMUM TOTAL UNIT VALUE" means the sum of (i) Seventy Million and No/100 Dollars ($70,000,000.00), plus (ii) the accrued and unpaid quarterly distribution on the Preferred Units as of the Closing Date, plus (iii) SEVEN HUNDRED THOUSAND AND NO/100 DOLLARS ($700,000.00).

The Agreed Total Unit Value shall be used for purposes of this Agreement notwithstanding that the actual value of the Preferred Units on the Closing Date may differ.

      2.4 JUPITER'S PURCHASE OF PREFERRED UNITS.

            (a)   Jupiter shall make commercially reasonable good faith efforts
      (i) to negotiate and enter into an agreement (a "UNITS PURCHASE AGREEMENT") for Jupiter's purchase of the Preferred Units from the current holder or holders thereof (collectively, the "UNITHOLDER"), and (ii) after entering into a Units Purchase Agreement, to enforce Jupiter's rights under the Units Purchase Agreement and to purchase the Preferred Units pursuant to such agreement no later than the time immediately prior to the Closing under this Agreement. Such purchase of the Preferred Units may occur at any time prior to Closing, at Jupiter's election. Jupiter shall not be required to enter into a Units Purchase

      Agreement if the purchase price for the Preferred Units is greater than the Maximum Total Unit Value or if the other terms and conditions of such agreement are not acceptable to Jupiter, acting reasonably.

            (b) If Jupiter is unable, after making commercially reasonable good faith efforts, to enter into a Units Purchase Agreement with the Unitholder, then Jupiter shall not for that reason be in default under this Agreement, provided that Jupiter shall give prompt notice of such fact to Post, setting forth in reasonable detail Jupiter's efforts to purchase such units and negotiations with the Unitholder.

            (c) If Jupiter has entered into a Units Purchase Agreement but the Unitholder fails or refuses to perform under such agreement, then Jupiter shall not for that reason be in default under this Agreement provided Jupiter (i) gives prompt notice to Post when Jupiter first becomes aware of the Unitholder's failure or refusal to perform, and (ii) makes commercially reasonable efforts to enforce such Units Purchase Agreement. Jupiter shall not be required to institute any litigation or other enforcement proceeding against the Unitholder to enforce the Units Purchase Agreement, provided Jupiter will consider in good faith any request by Post that Jupiter do so if Post agrees to reimburse Jupiter for the cost of such proceeding and such proceeding does not materially delay the Closing.

            (d) If Jupiter fails or is unable, after complying with the foregoing requirements of this Section 2.4 to purchase the Preferred Units for a price equal to or less than the Maximum Total Unit Value (and as a consequence is unable to tender the Preferred Units to Post at Closing as contemplated in this Agreement), then the provisions of Section 2.8 shall apply.

            (e) For the avoidance of doubt, Jupiter's obligation to purchase the Preferred Units under this Agreement is subject to the provisions of
      Section 5.6. Post confirms that Jupiter intends to provide in the Units Purchase Agreement that the closing under such agreement is also subject to the conditions set forth in Section 5.6.

            (f) In the event of any litigation between Jupiter and Post as to whether Jupiter has made commercially reasonable good faith efforts as required under this Section 2.4, Post shall bear the burden of proof on such question, and unless Post carries such burden of proof, it shall be conclusively presumed that Jupiter acted in a commercially reasonable and good faith manner. However, in no event shall such burden of proof limit in any way Post's right to give a Draw Notice to Escrow Agent pursuant to
      Section 1.7, or Escrow Agent's obligation to draw upon the letter of credit following such a Draw Notice.

            2.5 ASSUMED PROJECT FINANCING.

            (a) All of the Projects other than Post Lane(R) Apartments (the "BOND PROJECTS"), together with certain other apartment communities owned by Post (the "OTHER PROJECTS"), are subject to financings obtained by Post from local housing authorities (the "AUTHORITIES") and funded by the Authorities through the issuance of tax-exempt multifamily housing revenue bonds (the "BONDS"). Fannie Mae has provided credit enhancement for the Bonds. Such bond financing and credit enhancement arrangements are collectively referred to as the "PORTFOLIO FINANCING." The Portfolio Financing is the subject of extensive documents involving various parties, including Post, Fannie Mae, the Authorities, trustees for the holders of the Bonds, tender agents, remarketing agents and others (collectively, the "BOND PARTICIPANTS"). The Portfolio Financing is comprised of the Bond Financing and the Fannie Mae Financing, as such terms are defined below.

            (b) The Portfolio Financing encompasses two separate but related sets of financial arrangements:

                  (1) First, Post has obtained loans from the Authorities (the "AUTHORITY LOANS") which have been funded by the Authorities from the proceeds of the Bonds. In connection with each Authority Loan, Post has undertaken various obligations to the applicable Bond Participants. The Authority Loans and the related obligations of Post to those Bond Participants other than Fannie Mae are referred to collectively as the "BOND FINANCING".

                  (2) Second, Post has entered into a master reimbursement agreement and related documents (collectively, the "FANNIE MAE FINANCING") with Fannie Mae, pursuant to which Fannie Mae has agreed to provide credit enhancement for the Bonds and Post has agreed, among other matters, to reimburse Fannie Mae for any amounts paid by Fannie Mae in respect of the Bonds as a result of providing such credit enhancement.

            (c) Post's obligations under the Portfolio Financing are secured by mortgages and related security instruments encumbering each of the Bond Projects and the Other Projects (the "MORTGAGES"). To the extent the Mortgages secure the Fannie Mae Financing, the Mortgages are cross-defaulted and cross-collateralized with one another. In addition, the Fannie Mae Financing places limitations on the ability of Post to release any of the Bond Projects or the Other Projects from the effect of the Fannie Mae Financing, including releases in connection with the sale or other conveyance of any Bond Project or Other Project.

            (d) The principal documents evidencing and securing the Portfolio Financing are described in Schedules 2.5(d)-1 though 2.5(d)-6, attached hereto and made a part hereof by this reference, as follows:

                                                           PORTFOLIO
      BOND PROJECT                                    FINANCING DOCUMENTS
Post Canyon(R) Apartments                                   2.5(d)-1
Post Chase(R) Apartments                                    2.5(d)-2

Post Corners(R) Apartments                                  2.5(d)-3
Post Court(R) Apartments                                    2.5(d)-4
Post Mill(R) Apartments                                     2.5(d)-5
Post Lake(R) Apartments                                     2.5(d)-6

            (e) Post and Jupiter will use commercially reasonable efforts to obtain the separation of the Portfolio Financing into two separate financing packages, one related solely to the Bond Projects (the "Assumed Project Financing") and the other related solely to the Other Projects (the "Other Project Financing"). Among other matters, the parties intend for such separation to eliminate any cross-default and cross-collateralization between the financing of the Bond Projects and the financing of the Other Projects. In connection with such arrangement, Post and Jupiter will work cooperatively and use commercially reasonable good faith efforts for (i) Jupiter to assume the Assumed Project Financing and
      (ii) Post to be released from continuing liability for the Assumed Project Financing. The separation of the Portfolio Financing, assumption of the Assumed Project Financing by Jupiter and release of Post from continuing liability for the Assumed Project Financing are collectively referred to as the "ASSUMPTION AND RELEASE TRANSACTION". The Assumption and Release Transaction will include the following matters:

                  (1)   Consents and approvals from the Bond Participants;

                  (2) Jupiter's assumption of all obligations of Post under or relating to the Bond Financing with respect to the Bond Projects and arising from and after Closing, but not with respect to the Other Projects; the parties anticipate this will include Jupiter entering into amendments to existing Bond Financing documents with various Bond Participants, or new Bond Financing documents; the parties intend that Jupiter's assumption of the Bond Financing with respect to the Bond Projects will not result in the imposition of any material additional restrictions on any Project, provided Jupiter does not seek to make any material change to the existing Bonds and related Bond documentation (such as, for example, an extension of the maturity of the Bonds);

                  (3) Jupiter's assumption of all obligations of Post under or relating to the Fannie Mae Financing with respect to the Bond Projects and arising from and after Closing, but not with respect to the Other Projects; the parties anticipate this will include (i) Jupiter entering into a new master reimbursement agreement and related documents with Fannie Mae with respect to the Bond Projects, on terms similar to the Fannie Mae Financing, and (ii) Post entering into amendments to Post's existing master reimbursement agreement and related documents with Fannie Mae so as to release the Bond Projects from the effect of such documents; provided, however, that Jupiter will not be obligated to use Fannie Mae to provide credit enhancement for the Bond Financing and may elect to use another source of credit enhancement for the Bond Financing.

                  (4) The release of Post from any continuing recourse or non-recourse liability for the Bond Financing or the Fannie Mae Financing with respect to the Bond Projects, but not with respect to the Other Projects, provided, however, that Jupiter shall not be obligated to assume any obligation arising from facts or circumstances first occurring prior to Closing Date;

                  (5) The release of the Bond Projects from any cross-default or cross-collateralization with the Other Projects, and the release of the Other Projects from any cross-default or cross-collateralization with the Bond Projects; and

                  (6) The release to Post of any cash deposits, hedge instruments and other forms of collateral delivered by Post to Fannie Mae in connection with the Portfolio Financing, to the extent such deposits, instruments and collateral relate to the Bond Projects but not the Other Projects.

            2.6 PROJECT FINANCE CONDITION.

            (a) Post and Jupiter acknowledge that the Assumption and Release Transaction is a complex series of transactions which will involve the participation and agreement of Post, Jupiter and the other Bond Participants on many matters, and that this Agreement does not describe all of the essential terms of the Assumption and Release Transaction. In addition to any other conditions set forth in this Agreement, the obligations of Post and Jupiter to close under this Agreement are subject to and conditioned upon Post, Jupiter and the other Bond Participants consummating the Assumption and Release Transaction on or prior to the Closing Date on terms and conditions and pursuant to agreements and instruments which are approved by Post and Jupiter (insofar as such terms, conditions, agreements and instruments are relevant to Post and Jupiter, as the case may be) each acting in its sole and absolute discretion. The condition set forth in this Section 2.6 (a) is referred to as the "PROJECT FINANCE CONDITION."

            (b) In the event the Project Finance Condition is not satisfied on or before the Closing Date, as such date may have been extended pursuant to the terms of this Agreement, then either Post or Jupiter may terminate this Agreement by delivering written notice of such termination to the other such party on or before such date, and upon delivery of such notice of termination, this Agreement shall terminate and the Option Money shall be returned to Jupiter in accordance with Section 1.4 of this Agreement, and thereafter neither party hereto shall have any further rights, obligations or liabilities hereunder except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement.

            2.7 ASSUMPTION OF OTHER ASSUMED DEBT.

            (a) For purposes of this Agreement, the following terms have the following meanings:

                  (1) "LENDER" means, collectively, the lender or lenders holding the Other Assumed Debt.

                  (2) "OTHER ASSUMED DEBT" means pre-existing Post debt or debt incurred by Post to refinance pre-existing Post debt, other than the Portfolio Financing, as designated by Post and approved by Jupiter, acting reasonably. The Other Assumed Debt shall have an outstanding balance as of Closing (currently estimated at approximately $42,915,000) equal to the sum of (A) the Property Value, minus (B) the Agreed Total Unit Value, minus (C) the balance of the Assumed Project Financing as of Closing. Unless otherwise agreed in writing by Post and Jupiter in their sole discretion, the Other Assumed Debt:

                  (i) may be an unsecured recourse liability, provided that Jupiter may require that such debt be converted upon assumption by Jupiter to a non-recourse debt secured by such collateral as Jupiter, Post and the Lender may agree,

                  (ii) shall be separate from and shall not be cross-defaulted with any other indebtedness or obligation of Post or Jupiter,

                  (iii) shall be held by one or more institutional lenders,
            provided that if there is more than one institutional lender there shall be a single agent acting on behalf of the group of lenders,

                  (iv) shall be subject to prepayment in whole or in part at any time one week or more after Closing with no prepayment premium,

                  (v)   shall not require Jupiter to pay any assumption fee,

                  (vi)  shall bear interest at a floating rate, and

                  (vii) shall have a maturity not less than 30 days from and after Closing.

            (b) Jupiter shall use commercially reasonable good faith efforts to assume the Other Assumed Debt at Closing, and Post shall use commercially reasonable good faith efforts to obtain Lender's consent to such assumption. Among other things, the parties acknowledge that such assumption will include the following matters:

                  (1)   consents and approvals from the Lender;

                  (2) Lender's agreement that Jupiter shall have no liability with respect to defaults under the Other Assumed Debt arising from events or circumstances first occurring prior to Jupiter's assumption of the Other Assumed Debt, or for any other indebtedness or liability of Post to Lender; and

                  (3) Lender's release of Post from any liability for the Other Assumed Debt from and after Jupiter's assumption of the Other Assumed Debt; provided, however, that Jupiter shall not be obligated to assume any obligations arising from facts or circumstances first occurring prior to Closing Date.

            (c) In addition to any other conditions set forth in this Agreement, but only if the Cash Option is not available pursuant to
      Section 2.8 or 2.9, the obligations of Post and Jupiter to close under this Agreement are subject to and conditioned upon Post, Jupiter and the Lender consummating the assumption of the Other Assumed Debt on or prior to the Closing Date on terms and conditions and pursuant to agreements and instruments which are approved by Post and Jupiter (insofar as such terms, conditions, agreements and instruments are relevant to Post and Jupiter, as the case may be) each acting reasonably (provided that in exercising its right of reasonable approval, Jupiter may take into account whether, during the period prior to the date of permitted prepayment, such debt bears an interest rate in excess of Jupiter's regular cost of funds or imposes costs on Jupiter in excess of principal and interest after taking into account any adjustments to value or loan amount or other protections offered by Post to offset any such excess interest rate or other cost (it being understood, however, that Post will not pay for or provide any adjustments to value or loan amount or other protection with respect to any such excess interest rate or other cost from and after the date of permitted prepayment) and whether Lender imposes unreasonable collateral requirements with respect to such debt. The condition set forth in this
      Section 2.7(c) is referred to as the "OTHER DEBT CONDITION".

            (d) If (1) the Other Debt Condition is not satisfied on or before the Closing Date, as such date may have been extended pursuant to the terms of this Agreement, and (2) the Cash Option is not available pursuant to Section 2.8 or 2.9, then either Post or Jupiter may terminate this Agreement by delivering written notice of such termination to the other such party on or before such date, and upon delivery of such notice of termination, this Agreement shall terminate and the Option Money shall be returned to Jupiter in accordance with Section 1.4 of this Agreement, and thereafter neither party hereto shall have any further rights, obligations or liabilities hereunder except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement. Such right of termination shall not be available to either Post or Jupiter, nor shall the Other Debt Condition apply, if the Cash Option is available under Section 2.8 or 2.9.

      2.8 JUPITER'S FAILURE OR INABILITY TO ACQUIRE PREFERRED UNITS. If Jupiter fails or is unable, after complying in all material respects with the requirements of Section 2.4 , to purchase the Preferred Units for a price equal to or less than the Maximum Total Unit Value (and is therefore unable to tender the Preferred Units to Post at Closing as contemplated in this Agreement), then
Section 2.7 shall not apply and Jupiter shall have the right and option (the "CASH OPTION"), but not the absolute obligation, in lieu of the consideration described in Section 2.2 , to deliver to Post at Closing consideration having an aggregate value equal to the Property Value, in the following manner:

            (a) Jupiter shall assume the Assumed Project Financing in the manner contemplated in Section 2.5 .

            (b)   Jupiter shall pay to Post a sum (the "CASH BALANCE") equal to
      (A) the Property Value, minus (B) the outstanding balance of the Assumed Project Financing as of Closing. If Jupiter exercises the Cash Option, the parties anticipate that the Cash Balance will be approximately ONE HUNDRED TWELVE MILLION NINE HUNDRED FIFTEEN THOUSAND AND NO/100 DOLLARS ($112,915,000.00).

            (c) Jupiter's payment of the Cash Balance shall be made by (i) wire transfer of immediately available federal funds to a bank account of Escrow Agent designated by Escrow Agent to Jupiter in writing prior to Closing ("ESCROW AGENT'S ACCOUNT"), and (ii) delivery to Escrow Agent of Jupiter's written instructions to release the full amount of the Cash Balance to Post immediately. If Escrow Agent has not received the Cash Balance, together with instructions from Jupiter to disburse such funds to Post immediately, on or before 2:00 p.m. (Atlanta, Georgia, local time) on the Closing Date, then Post (provided Post is not in default hereunder) shall be entitled to receive from Jupiter, for each full or partial day of delay in Post's receipt of the Cash Balance, an additional sum equal to the amount of interest accrued on the Cash Balance on a daily basis at the rate of six percent (6%) per annum. For this purpose, each day shall be the 24-hour period commencing at 2:00 p.m. (Atlanta, Georgia, local time) each calendar day.

            (d) If Jupiter does not exercise the Cash Option, then the Option Money shall be paid over to Post as consideration for the Cash Option and for the agreements of Post contained in this Agreement (and shall constitute liquidated damages as contemplated in Section 7.1 to the same extent as if Jupiter's failure to exercise the Cash Option constituted a default by Jupiter under this Agreement).

            (e) If Jupiter exercises the Cash Option but does not close, then Jupiter shall be in default of this Agreement and Post shall have all rights and remedies available to Post under ARTICLE 7, provided that:

                  (1) if Jupiter exercises the Cash Option but does not close as a result of a default by Post under this Agreement, then Jupiter shall have all of the rights and remedies available to Jupiter for such default under ARTICLE 7, including but not limited to the right to demand the return of the Option Money;

                  (2) if Jupiter exercises the Cash Option but does not close because a condition precedent to Jupiter's obligation to close is not satisfied and Jupiter elects pursuant to Section 5.6 not to close, then Jupiter may terminate this Agreement and obtain a refund of the Option Money in accordance with Sections 1.4 and 5.6 ; and

                  (3) if Jupiter exercises the Cash Option but a condition to Post's obligation to close is not satisfied and Post elects pursuant to Section 5.7 not to close, then Jupiter may obtain a refund of the Option Money as provided in Section 5.7 .

      2.9 PARTNERSHIP AMENDMENT. If Post determines that it is necessary or desirable to do so, Post may seek consent from its limited partners to an amendment to the Second Amended and Restated Partnership Agreement of Post Apartment Homes, L.P., as amended, as proposed by Post's general partner in good faith to address certain tax considerations arising from the redemption transaction contemplated herein (the "PARTNERSHIP AMENDMENT"). If Post shall not have obtained the necessary consents and approvals of Post's limited partners to the Partnership Amendment, if any, then Post, at Post's election, may deliver to Jupiter written notice that Post is not willing to close the transaction contemplated herein as a redemption (the "AMENDMENT NOTICE"), provided, however, that if Post delivers the Amendment Notice to Jupiter less than five (5) business days prior to the Closing, then the Closing Date shall be extended, if necessary, to a date that is no less than five (5) business days following Jupiter's receipt of the Amendment Notice. Following Jupiter's receipt of the Amendment Notice Jupiter shall have the Cash Option but shall not have the right to close the transaction as contemplated herein as a redemption of the Preferred Units. Accordingly, following Jupiter's receipt of the Amendment Notice, (1) Jupiter shall be treated for all purposes under this Agreement as having failed or being unable, after complying with the requirements of Section 2.4, to purchase the Preferred Units (and as therefore being unable to tender the Preferred Units to Post at Closing as contemplated in this Agreement), (2) Jupiter shall have the same rights and liabilities as are set forth in Section 2.8, and (3) Section 2.7 shall not apply. Jupiter shall have no obligation to close the purchase of the Preferred Units prior to the date on which Post has obtained all necessary consents to and approvals of the Partnership Amendment or has waived such requirement in writing.

      2.10 EXERCISE OF CASH OPTION. Jupiter and Post shall each endeavor in good faith to provide notice to the other party that of the circumstances under which the Cash Option is available under Section 2.8 or 2.9. However, if the Cash Option becomes available to Jupiter in accordance with this Agreement, then in no event shall Jupiter's right to exercise the Cash Option expire prior to the date which is three (3) business days following Jupiter's receipt of written notice from Post stating that the Cash Option is available and may be exercised by Jupiter. If Jupiter exercises the Cash Option, then the Closing Date shall be extended, if necessary, to a date not more than five (5) business days following such exercise of Cash Option by Jupiter.

                                    ARTICLE 3

                                TITLE AND SURVEY

      3.1 TITLE EXAMINATION; COMMITMENT FOR TITLE INSURANCE. Post has obtained from Escrow Agent (in its capacity as title insurer sometimes herein called the "TITLE COMPANY"), at Post's expense, and delivered to Jupiter title insurance commitments (individually a "TITLE COMMITMENT" and collectively the "TITLE COMMITMENTS") issued by Fidelity National Title Insurance Company, covering the Property, which Title Commitments are more particularly described in Schedule 3.1, attached hereto and by this reference made a part hereof.

      3.2 SURVEY. Jupiter acknowledges that Post has, at Post's expense, delivered to Jupiter surveys of the Real Property as more particularly described in Schedule 3.2, attached hereto and by this reference made a part hereof. Such surveys are referred to herein individually as A "SURVEY" and collectively as the "SURVEYS". For purposes of the Deed to be delivered to Jupiter at the Closing with respect to each Project, the legal description of such Project shall be the legal description appearing in Schedules 1.1(a)-1 through 1.1(a)-7, less and except any right-of-way or other conveyances previously made by Post. If, however, the metes and bounds description of any Project drawn from the Survey reflects a legal description different from the legal description appearing in Schedules 1.1(a)-1 through 1.1(a)-7, then Post shall also deliver a quit claim deed at Closing containing the legal description drawn from the Survey.

      3.3 TITLE OBJECTIONS; CURE OF TITLE OBJECTIONS.

            (a) Jupiter shall have until March 16, 2004 (the "TITLE OBJECTION DEADLINE") to notify Post, in writing, of such objections as Jupiter may have to the Title Commitments (including the title exception documents referred to therein) or the Surveys, other than the Permitted Exceptions described in clauses (a) through (e) of Section 3.4. Any item contained in the Title Commitments and any matter shown on the Surveys to which Jupiter does not object on or before the Title Objection Deadline shall be deemed a "PERMITTED EXCEPTION".

            (b) In the event Jupiter shall notify Post of objections to title or to matters shown on the Surveys on or before the Title Objection Deadline, Post shall have the right, but not the obligation, to cure such objections. On or before the seventh (7th) day following the Title Objection Deadline, Post shall notify Jupiter in writing whether Post elects to attempt to cure any such objections (and Post's failure to provide such a notice shall be deemed an election by Post not to cure any such objection). If Post elects to attempt to cure, and provided that Jupiter shall not have terminated this Agreement in accordance with
      Section 4.2 hereof, then Post shall use commercially reasonable efforts to attempt to remove, satisfy or cure the same. For this purpose Post shall be entitled to a reasonable extension of the Closing if additional time is required, but in no event shall the extension extend for more than thirty
      (30) days. If Post elects (or is deemed to have elected) not to cure any valid objections specified in Jupiter's notice, or if Post notifies Jupiter of Post's intent to cure any objection and thereafter Post fails or is unable to effect a cure prior to Closing (or any date to which the Closing has been extended), then in either such case Jupiter shall have the right to elect one, but not both, of the following options, which election must in each case be made within the time period provided in paragraph (c) below:

                  (1) to accept a conveyance of the Property subject to the Permitted Exceptions, specifically including any matter objected to by Jupiter which Post is unwilling or unable to cure, and without reduction of the Property Value; or

                  (2) to terminate this Agreement by sending written notice thereof to Post, and upon delivery of such notice of termination, this Agreement shall terminate and the Option Money shall be returned to Jupiter in accordance with Section 1.4 of this Agreement, and thereafter neither party hereto shall have any further rights, obligations or liabilities hereunder except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement.

            (c) If Post notifies Jupiter that Post does not intend to attempt to cure any title objection, or if Post is deemed to have elected not to cure any title objections, or if Post notifies Jupiter of Post's intent to cure any objection and Post later notifies Jupiter that Post has failed or will be unable to effect a cure thereof, then in any such case Jupiter shall, no later than the fifth (5th) business day after receiving Post's notice or the date of Post's deemed election, as applicable (the "TITLE ACCEPTANCE DEADLINE"), notify Post in writing whether Jupiter shall elect to accept the conveyance under clause (b) (1) above or to terminate this Agreement under clause (b) (2) above. If Jupiter does not notify Post in writing on or before the Title Acceptance Deadline of Jupiter's election to accept the conveyance under clause (b)(1) above (the "TITLE ACCEPTANCE NOTICE"), then Jupiter shall be deemed to have elected to terminate this Agreement. Upon any such termination (or deemed termination) of this Agreement pursuant to Jupiter's rights under this Section 3.3(c), the Option Money shall be immediately returned to Jupiter and Jupiter and Post shall have no further rights and obligations hereunder except those which expressly survive termination of this Agreement. If Jupiter provides the Title Acceptance Notice on or before the aforementioned time on the Title Acceptance Deadline, then Jupiter shall no longer have the right to terminate this Agreement under this Section 3.3(c), and (subject to the other provisions of this Agreement) shall be bound to proceed to Closing and consummate the transaction contemplated hereby pursuant to the clause
      (b)(1) above and the other terms of this Agreement.

            (d) Notwithstanding anything contained herein to the contrary, Post shall be obligated at Closing to discharge (a) all mortgages of Post (regardless of whether Jupiter objects to such mortgage), other than mortgages evidencing or securing the Assumed Project Financing, (b) all undisputed monetary liens arising by, through or under Post, other than liens evidencing or securing the Assumed Project Financing, and (c) disputed monetary liens arising by, through or under Post, of up to ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00) in the aggregate. In the case of any disputed monetary lien(s) arising by, through or under Post in excess of One Hundred Thousand and No/100 Dollars ($100,000.00) in the aggregate, Post shall, if Post elects not to discharge such lien(s) prior to Closing, indemnify Jupiter in a form reasonably acceptable to Jupiter against such lien(s), provided, however, that in no event shall Post have an obligation to discharge or indemnify Jupiter against any disputed monetary lien(s) arising by, through or under Post in an amount in excess of THREE MILLION AND NO/100 DOLLARS ($3,000,000.00) in the aggregate. (The term "mortgage" as used herein includes any mortgage, deed of trust, deed to secure debt and similar security instrument securing an indebtedness of Post and encumbering the Property or any portion thereof; the terms "discharge" and "discharged" as used herein include compliance with a statutory bonding procedure that has the legal effect of removing the mortgage or item as a lien on the Property or otherwise allows the mortgage or item to be removed from the title exceptions in the Title Policy).

            (e) Post will cooperate with Jupiter in a reasonable manner to assist Jupiter in resolving any objections to title Jupiter's credit enhancer may have, but Post shall have no obligation to cure or correct title matters other than as set forth in this Section 3.3.

      3.4 CONVEYANCE OF TITLE. At Closing, Post shall convey and transfer the Property to Jupiter. It shall be a condition to Jupiter's obligation to close this transaction that title to the Real Property conveyed and transferred to Jupiter shall be such title to the Real Property as will enable the Title Company to issue to Jupiter an extended coverage American Land Title Association
(ALTA) Form 1992 Owner's Policy of Title Insurance (the "TITLE POLICY") covering the Real Property, in the full amount of the Property Value, subject only to the following matters, which shall be deemed to be Permitted Exceptions:

            (a) the rights of tenants, as tenants only, under the Leases described in the Rent Roll and any new Leases entered into between the Effective Date and Closing and (if required) approved by Jupiter in accordance with the terms of this Agreement;

            (b) the lien of all ad valorem real estate taxes and assessments not yet due and payable as of the date of Closing, subject to adjustment as herein provided;

            (c) local, state and federal laws, ordinances or governmental regulations, including but not limited to, building, zoning and land use laws, ordinances and regulations, now or hereafter in effect relating to the Property;

            (d) all matters identified in Schedules 3.4-1 through 3.4-7, attached hereto and by this reference made a part hereof;

            (e) all mortgages and other encumbrances evidencing or securing the Assumed Project Financing.

            (f) additional items, if any, approved or deemed approved by Jupiter pursuant to Sections 3.3 , 3.5 and 3.6 hereof.

      3.5 PRE-CLOSING "GAP" TITLE DEFECTS. Whether or not Jupiter shall have furnished to Post any notice of title objections pursuant to the foregoing provisions of this Agreement, Jupiter may, at or prior to Closing, notify Post in writing of any objections to title first raised by the Title Company or the applicable surveyor and first arising between (a) the effective date of the Title Commitments and Surveys, as applicable, and (b) the date on which the transaction contemplated herein is scheduled to close; provided, however, that Jupiter must notify Post of any such objections within five (5) business days of Jupiter's first receipt of the updated title commitment, updated survey or other document, whichever first provides notice of the condition giving rise to any such objection. With respect to any objections to title set forth in such notice, Post shall have the same option to cure and Jupiter shall have the same option to accept title subject to such matters or to terminate this Agreement as those which apply to any notice of objections made by Jupiter on or before the Title Objection Deadline. If Post elects to attempt to cure any such matters, Post shall have the right, at its election, to extend the date for Closing by a reasonable additional time to effect such a cure, but in no event shall the Closing be extended for more than thirty (30) days.

      3.6 POST'S COVENANT NOT TO ENCUMBER. Post agrees that, between the Effective Date and the Closing Date, Post will not sell, assign, rent, convey (absolutely or as security), grant a security interest in, or otherwise encumber or dispose of, the Property (or any part thereof or estate therein) in any manner that will survive Closing, except as approved in writing by Jupiter or as expressly provided in this Agreement. Notwithstanding the foregoing, Post shall have the right to (i) continue leasing apartment units in the Property in the manner described in Section 6.4 (b) hereof, (ii) terminate, amend or enter into service contracts in the manner described in Section 6.4 (h) hereof and (iii) use, deplete, remove or replace items of Tangible Personal Property in the ordinary course of business. In addition, and notwithstanding the foregoing, Post shall have the right, for tax planning or other purposes, to transfer all or part of the Property or any interest therein to any parent, subsidiary or other entity that is affiliated with or related to Post provided (A) such entity assumes and agrees to be bound by the obligations of Post under this Agreement and (B) any such transfer shall not release or relieve Post of its obligations to Jupiter under this Agreement.

                                    ARTICLE 4

                                INSPECTION PERIOD

      4.1 RIGHT OF INSPECTION.

            (a) Beginning upon the date of execution of the Access Agreement and continuing so long as this Agreement remains in full force and effect, Jupiter has had and shall continue to have the right to make a physical inspection of the Property and to examine at such place or places at the Property, in the offices of the property manager or elsewhere as the same may be located, any operating files maintained by Post or its property manager in connection with the leasing, maintenance and/or management of the Property, including, without limitation, the Leases, lease files, tenant income certifications (to the extent in Post's possession), service contracts, bills, invoices, receipts and other general records relating to the income and expenses of the Property, correspondence, surveys, plans and specifications, warranties for services and materials provided to the Property, engineering reports, and similar materials, but excluding materials not directly related to the leasing, maintenance, and/or management of the Property such as Post's internal memoranda, financial projections, insurance policies, appraisals, accounting and tax records and similar proprietary or confidential information.

            (b) Jupiter understands and agrees that any on-site inspections of the Property shall be governed by and conducted in accordance with that certain Access Agreement between Jupiter and Post dated January 28, 2004 (the "ACCESS AGREEMENT"). The parties hereby affirm that the Access Agreement remains in full force and effect under its terms, and the Access Agreement is incorporated herein by this reference.

            (c) Jupiter shall indemnify, hold harmless and defend Post from and against any and all claims, demands, causes of action, liabilities, losses, costs, damages and expenses (including reasonable attorneys' fees and expenses and court costs incurred in defending any such claim or in enforcing this indemnity) of whatsoever nature

      (individually a "CLAIM" and collectively, "CLAIMS") that may be incurred by Post and arising out of or in connection with the acts or omissions of Jupiter and its agents, representatives, contractors and consultants, or any of them, including but not limited to Claims arising out of or in connection with personal injury or death of persons, loss, destruction or damage to property, or liens or claims of lien filed against the Property. This Section 4.1 (c) shall survive Closing or any termination of this Agreement.

      4.2 RIGHT OF TERMINATION. Post agrees that in the event Jupiter determines, in Jupiter's sole discretion, that it does not wish to acquire the Property for any reason or no reason, then Jupiter shall have the right to terminate this Agreement by giving written notice of such termination to Post on or before March 31, 2004 (the "INSPECTION DATE"). Upon any such termination of this Agreement pursuant to Jupiter's rights under this Section 4.2 , the Option Money shall be returned to Jupiter in accordance with Section 1.4 hereof, and Jupiter and Post shall have no further rights and obligations hereunder except those which expressly survive termination of this Agreement. If Jupiter fails to give Post timely notice of termination on or before the Inspection Date, then Jupiter shall no longer have the right to terminate this Agreement under this
Section 4.2 and (subject to any contrary provisions of this Agreement) shall be bound to proceed to Closing and consummate the transaction contemplated hereby pursuant to the terms of this Agreement. Time is of the essence with respect to the provisions of this Section 4.2. The period commencing on the Effective Date and ending on the Inspection Date is sometimes referred to herein as the "INSPECTION PERIOD".

                                    ARTICLE 5

                                     CLOSING

            5.1 TIME AND PLACE.

            (a) The consummation of the transaction contemplated hereby ("CLOSING") shall be held at the at the offices of King & Spalding LLP, 191 Peachtree Street, Atlanta, Georgia 30303 at 10:00 A.M. (Atlanta, Georgia local time) on April 30, 2004 (or such extended date as may be provided under other provisions of this Agreement). At Closing, Post and Jupiter shall perform the obligations set forth in, respectively, Section
      5.2 and Section 5.3 . The Closing may be held at such other place or such earlier time and date as Post and Jupiter shall mutually approve in writing. The date on which the Closing is scheduled to occur hereunder (or, if earlier, the date on which Closing occurs) is sometimes referred to herein as the "CLOSING DATE".

            (b) If, as of April 30, 2004, either Jupiter or Post has not obtained from the Bond Participants such consents, if any, as are necessary for the Assumption and Release Transaction in accordance with this Agreement (the "BOND CONSENTS"), either Jupiter or Post may extend the Closing Date to a date no later than the earlier to occur of (i) the tenth (10th) business day following receipt of the Bond Consents or (ii) June 30, 2004. In order for any such extension by either Jupiter or Post to be effective, written notice of such extension must be given to and received by the other party no later than April 30, 2004.

            5.2 POST'S OBLIGATIONS AT CLOSING. At Closing, Post shall:

            (a) deliver to Jupiter a duly executed limited warranty deed with respect to each Project in the form attached hereto as Schedule 5.2(a) and by this reference made a part hereof, conveying the Real Property to Jupiter subject to the Permitted Exceptions (the "DEED"), provided that the Deed shall be conformed as a special warranty deed with respect to the Post Lake(R) Project in Florida;

            (b) deliver to Jupiter two counterparts of a bill of conveyance and assignment and assumption of leases and service contracts with respect to each Project, in the form attached hereto as Schedule 5.2(b) and by this reference made a part hereof, duly executed by Post, pursuant to which (i) Post shall convey the Tangible Personal Property and the Intangible Property associated with such Project to Jupiter, and (ii) Post shall assign to Jupiter, and Jupiter shall assume from and after the date of Closing, Post's interest in and to the Leases and Designated Service Contracts associated with such Project, as amended or supplemented pursuant to this Agreement (the "BILL OF CONVEYANCE AND ASSIGNMENT");

            (c) join with Jupiter to execute a notice with respect to each Project (the "TENANT NOTICE") in form and content reasonably satisfactory to Jupiter and Post, which Jupiter shall send to each tenant under each of the Leases informing such tenant of the conveyance of the Property and of the assignment to Jupiter of Post's interest in, and obligations under, the Leases (including, if applicable any security deposits) and directing that all rent and other sums payable after the Closing under each such Lease shall be paid as set forth in the notice.

            (d) join with Jupiter in the execution and delivery of such assignment and assumption agreements as are agreed upon by Post, Jupiter and the applicable Bond Participants in connection with the assignment and assumption of the Assumed Project Financing;

            (e) join with Jupiter in the execution of such assignment and assumption agreements as are agreed upon by Post, Jupiter and the Lender in connection with the assignment and assumption of the Other Assumed Debt;

            (f) deliver to Jupiter a certificate ("POST'S CLOSING CERTIFICATE"), dated as of the date of Closing and duly executed by Post, stating that the representations and warranties of Post contained in
      Section 6.1 of this Agreement are true and correct in all material respects as of the date of Closing (with appropriate modifications to reflect any changes therein or identifying any representation or warranty which is not, or no longer is, true and correct and explaining the state of facts giving rise to the change); a then current Rent Roll for each Project shall be attached to Post's Closing Certificate in substitution of Schedules 1.1(e)-1 through 1.1(e)-7 which are attached to this Agreement, provided that the representations and warranties of Post as to the Rent Roll in Post's Closing Certificate shall be limited to those set forth in
      Section 6.1(d) of this Agreement. The inclusion of any change or exception in such certificate shall not prejudice Jupiter's rights under this Agreement with respect to the subject matter of such change or exception.

            (g) deliver to Jupiter two counterparts of the Management Agreement, duly executed by Post, as contemplated in Section 1.6.

            (h) deliver to Jupiter such evidence as Jupiter's counsel and/or the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Post;

            (i) deliver to Jupiter an affidavit duly executed by Post stating that Post is not a "foreign person" as defined in the Federal Foreign Investment in Real Property Tax Act of 1980 and the 1984 Tax Reform Act;

            (j) deliver to the Title Company a title insurance affidavit with respect to each Project, if required by the Title Company, duly executed by Post or a representative of Post, in form and content reasonably satisfactory to Post and the Title Company;

            (k) deliver to Jupiter at the place of Closing or at the respective Projects the Leases, the Designated Service Contracts and licenses and permits, if any, in the possession of Post or Post's agents, including any originally executed Leases and Designated Service Contracts in Post's possession at the respective Projects or otherwise in Post's reasonable control, together with such leasing and property files and records which are material in connection with the continued operation, leasing and maintenance of each Project, and all keys to the Improvements which are in Post's possession;

            (l) deliver to Jupiter possession and occupancy of the Property, subject to the Permitted Exceptions;

            (m) deliver to Escrow Agent written instructions to return the Option Money to Jupiter promptly following Closing in accordance with
      Section 11.2 hereof, after deducting and paying over to Post any net credits due Post pursuant to Section 5.4 (c); and

            (n) deliver such additional documents as shall be reasonably requested by the Title Company or required to consummate the transaction contemplated by this Agreement; provided, however, that in no event shall Post be required to indemnify the Title Company, Jupiter, or any other party pursuant to any such documents, or undertake any other material liability not expressly contemplated in this Agreement, unless Post elects to do so in its sole discretion;

            (o) if the legal description with respect to any Project which appears in Schedules 1.1(a)-1 through 1.1(a)-7, attached hereto, differs from the legal description of such Project drawn from the applicable Survey, Post shall at Closing deliver (in addition to the Deed) a quit claim deed conveying such Project pursuant to the legal description drawn from the applicable Survey, which legal description shall be subject to Post's approval, which approval shall not be unreasonably withheld;

            (p) deliver to Escrow Agent such certificate or affidavit, if any, as is required under applicable provisions of Georgia and Florida law and regulation, to assure Escrow Agent that Georgia and Florida sales tax withholding is not required. If Post fails to deliver such certificate or affidavit, and otherwise fails to provide Escrow Agent reasonably satisfactory assurance that withholding is not required, then Escrow Agent shall be entitled to withhold applicable Georgia and Florida sales taxes if and to the extent required by applicable state law and regulation; and

            (q) deliver to Jupiter in electronic format such Rent Roll and other information as Jupiter shall reasonably request concerning the Leases and residents, to the extent such information is held by Post in electronic format, but Post shall not be required to deliver to Jupiter any computer software. Post and Jupiter shall cooperate with one another reasonably and in good faith prior to and after Closing so as to enable Post to deliver such information to Jupiter, which obligation shall survive Closing for a reasonable period of time to the extent not performed at or prior to Closing.

            5.3 JUPITER'S OBLIGATIONS AT CLOSING. At Closing, Jupiter shall:

            (a)   tender the Preferred Units to Post in accordance with Section
      2.2 ;

            (b) join Post in execution of the Bill of Conveyance and Assignment and the Tenant Notice with respect to each Project. In connection with the Tenant Notice, Jupiter shall deliver to each and every tenant of each Project a signed statement acknowledging Jupiter's receipt and responsibility for each tenant's security deposit (to the extent credited or delivered by Post to Jupiter at Closing), if any, all in compliance with and pursuant to the applicable law. The provisions of this
      Section 5.3 (b) shall survive Closing;

            (c) join with Post in the execution and delivery of such assignment and assumption agreements as are agreed upon by Post, Jupiter and the applicable Bond Participants in connection with the assignment and assumption of the Assumed Project Financing;

            (d) join with Post in the execution of such assignment and assumption agreements as are agreed upon by Post, Jupiter and the Lender in connection with the assignment and assumption of the Other Assumed Debt;

            (e) deliver to Post such evidence as Post's counsel and/or the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Jupiter;

            (f) deliver to Post a certificate dated as of the date of Closing and duly executed by Jupiter, reaffirming the provisions of Section 6.7
      (a) and ARTICLE 10 and
      confirming that such provisions remain and will continue in full force and effect as of and after the Closing;

            (g) deliver to Post two counterparts of the Management Agreement, duly executed by Jupiter, as contemplated in Section 1.6; and

            (h) deliver such additional documents as shall be reasonably requested by the Title Company or required to consummate the transaction contemplated by this Agreement, provided, however, that in no event shall Jupiter be required to undertake any other material liability not expressly contemplated in this Agreement, unless Jupiter elects to do so in its sole discretion.

            5.4 CREDITS AND PRORATIONS.

            (a) All income and expenses in connection with the operation of the Property shall be apportioned, as of 11:59 p.m. on the day prior to the Closing Date, AS if Jupiter were vested with title to the Property during the entire Closing Date, such that, except as otherwise expressly provided to the contrary in this Agreement, Post shall have the benefit of income and the burden of expenses for the day preceding the Closing Date and the Jupiter shall have the benefit of income and the burden of expenses for the Closing Date and thereafter. Items (1)-(5) below will be prorated at Closing utilizing the information known at that time. A post-closing "true-up" shall take place within ninety (90) days of the Closing Date to adjust the prorations of said items (1), (3), (4) and (5), if necessary, and within a reasonable time to adjust the proration of said item (2), if necessary. Such prorations shall be determined on a Project-by-Project basis and also on an aggregate basis with respect to the entire Property. Such prorated items shall include, without limitation, the following:

                  (1) rents, if any, based on the amount collected for the current month. The term "rents" as used in this Agreement includes all payments due and payable by tenants under the Leases other than refundable deposits, application fees, late charges, pet charges and termination payments (of which deposits shall be treated as set forth in Section 5.4 (b)(1), but such other amounts shall be retained by Post); Post shall not receive a credit at Closing for rents which are past due but not collected as of Closing;

                  (2) ad valorem taxes and assessments levied against the Property (including personal property taxes on the Tangible Personal Property), which shall be prorated as set forth in Section 5.4
            (b)(2) hereof;

                  (3) payments under the Designated Service Contracts. To the extent any rebate, concession or commission payable to Post under any Designated Service Contract has accrued before Closing but has not been paid to Post, Post shall receive a credit for such accrued amounts at Closing;

                  (4) gas, electricity and other utility charges for which Post is liable, if any, such charges to be apportioned at Closing on the basis of the most recent meter reading occurring prior to Closing; and

                  (5) any other operating expenses or other items pertaining to the Property which are customarily prorated between a purchaser and a seller in comparable commercial transactions in the area in which the Property is located.

                  (6) interest and periodic expenses payable with respect to the Assumed Project Financing (including, but not limited to, periodic fees payable to Fannie Mae or any of the other Bond Participants and any rebate obligations, but excluding any fees relating to the closing of the transactions contemplated herein).

            (b) Notwithstanding anything contained in the foregoing provisions:

                  (1) At Closing, (A) Post shall, at Post's option, either deliver to Jupiter any unforfeited resident deposits shown on the Rent Roll or credit to Jupiter the amount of such unforfeited resident deposits and any interest thereon, and (B) Jupiter shall credit to the account of Post all refundable cash or other deposits posted with utility companies serving the Property, or, at either party's option, Jupiter shall contract directly with the utility companies and Post shall be entitled to receive and retain such refundable cash and deposits; provided that Jupiter and Post will cooperate so that utility service to the Property is not interrupted. For the purposes of this Section 5.4 (b)(1) the term "unforfeited resident deposits" means any refundable resident deposits which are held by Post and which Post has not applied, and is not entitled to apply, against delinquent rents, property damage or otherwise.

                  (2) Any ad valorem taxes paid at or prior to Closing shall be prorated based upon the amounts actually paid for the current tax year. If all taxes and assessments for the current tax year have not been paid before Closing, then Post shall be charged at Closing an amount equal to that portion of such taxes and assessments which relates to the period before Closing and Jupiter shall pay the taxes and assessments prior to their becoming delinquent. Any such apportionment made with respect to a tax year for which the tax rate or assessed valuation, or both, have not yet been fixed shall be based upon the tax rate and/or assessed valuation last fixed. To the extent that the actual taxes and assessments for the current tax year differ from the amount apportioned at Closing, the parties shall make all necessary adjustments by appropriate payments between themselves following Closing upon the availability of the final tax bills.

                  (3) Gas, electricity and other utility charges referred to in Section 5.4(a)(4) above which are payable by any tenant to a third party shall not be apportioned hereunder, and Jupiter shall accept title subject to any of such charges which are unpaid and Jupiter shall look solely to the responsible tenant for the payment of the same. If Post shall have paid any of such charges on behalf of any tenant, but shall not have been reimbursed therefor by the time of Closing, then Jupiter shall credit to Post an amount equal to all such charges so paid by Post, but Post shall not receive credit at Closing for any such reimbursements that are past due at the time of Closing.

                  (4) As to gas, electricity and other utility charges referred to in Section 5.4(a)(4) above, Post may on notice to Jupiter elect to pay one or more of all of such items accrued to the Closing Date directly to the person or entity entitled thereto, and to the extent Post so elects and the utility company agrees to look solely to Post for payment of any such item accrued prior to the Closing Date, such item shall not be apportioned hereunder, and Post's obligation to pay such item with respect to the period prior to Closing directly in such case shall survive the Closing.

                  (5) Post shall pay in full all leasing commissions and locators' and finders' fees, if any, due to leasing or other agents (pursuant to a contractual arrangement with Post) for each Lease entered into by Post prior to the Closing Date promptly when due. To the extent any such leasing commissions and locaters' and finders' fees are due and payable after Closing in connection with any lease entered into by Post prior to the Closing Date, Post shall be responsible for such commissions and fees and shall indemnify Jupiter against, and hold harmless Jupiter from, any claims for payment of such commissions or fees. Post shall not be responsible, however, for any leasing commissions or locaters' or finders' fees payable in connection with any Lease entered into by Jupiter on or after the Closing Date or entered into by Post in its capacity as manager under the Management Agreement from and after Closing Date.

                  (6) The Tangible Personal Property is included in this conveyance, without further charge.

                  (7) Unpaid and delinquent rent collected by Post and Jupiter after the date of Closing shall be delivered as follows: (a) if Post collects any unpaid or delinquent rent for the Property, Post shall, within fifteen (15) days after the receipt thereof, deliver to Jupiter any such rent which jupiter is entitled to hereunder relating to the date of Closing and any period thereafter, and (b) if Jupiter collects any unpaid or delinquent rent from the Property, Jupiter shall, within fifteen (15) days after the receipt thereof, deliver to Post any such rent which Post is entitled to hereunder relating to the period prior to the date of Closing. Post and Jupiter agree that all rent received by Post or Jupiter after the Closing shall be applied first to current rentals and then to delinquent rentals, if any, in inverse order of maturity. Jupiter will make a good faith effort after Closing to collect all rents in the usual course of Jupiter's operation of the Property, but Jupiter will not be obligated to institute any lawsuit or other collection procedures to collect delinquent rents.

            (c) Any credits and prorations required under this Agreement shall be delivered as follows:

                  (1)   If any net credit is due to Post, then Post shall either
            (a) receive such credit from a draw upon the Option Money, or (b) Jupiter shall pay such amounts to Post in immediately available funds at Closing, or after Closing in the event any post-closing "true-up" is required.

                  (2) If any net credit is due to Jupiter, then Post shall pay such amounts to Jupiter in immediately available funds at Closing, or after Closing in the event any post-closing "true-up" is required.

            (d) The parties further agree that any cash payments made by Post to Jupiter or by Jupiter to Post pursuant to this Section 5.4 relating to credits or prorations shall be treated as if paid in a transaction occurring between Post and a person who is not a partner of Post under
      Section 707(a) of the Code.

            (e)   The provisions of this Section 5.4 shall survive Closing.

            5.5 CLOSING COSTS.

            (a) The parties shall pay the transaction and closing costs as follows:

                  (1) Post and Jupiter shall each pay one-half (1/2) of (i) all applicable transfer taxes, documentary stamp taxes and similar charges relating to the transfer of the Property, other than the Florida transfer taxes/documentary stamps on the Deed for Post Lake(R) Apartments, (ii) the premium for the Title Policy in the amount of the Property Value, and (iii) any escrow fee which may be charged by Escrow Agent.

                  (2) Post shall pay (a) the costs of curing all title objections for which Post is responsible under this Agreement, including applicable recording costs, but not costs arising under
            Section 3.3(e), (b) the cost of the Surveys provided by Post, (c) the Special Transaction Costs, as defined in Section 5.5(d), (d) the attorneys fees of Fannie Mae in connection with the release of the Bond Projects from the Fannie Mae Financing, (e) the fees of SunTrust Capital Markets, Inc. or any other advisor for representation of Post in connection with the transaction (but not the fees of SunTrust Capital Markets, Inc. or other advisor for representation of Jupiter in connection with the transaction and the assumption of the Assumed Project Financing), (f) the lesser of twenty percent (20%) of the Shared Costs (as defined below) or $100,000, (g) Post's and the Lender's attorney's fees in connection with the Other Assumed Debt, and (h) the Florida transfer taxes/documentary stamps on the Deed for Post Lake(R) Apartments.

                  (3) Jupiter shall pay (I) the costs of recording the deed from Post to Jupiter (other than the Florida transfer taxes/documentary stamps on the Deed for Post Lake(R) Apartments),
            (II) all additional title insurance premiums for endorsements, for coverage in excess of the amount of the Property Value or for any lender's policy, (III) the costs of Jupiter's assumption of the Assumed Project Financing and any other financing obtained by Jupiter, including all assumption fees and all mortgage or recording taxes in connection with such assumption and financing, the attorneys fees of Fannie Mae in connection with such assumption, the attorneys fees in connection with the delivery of the Bond Counsel Opinion, all transfer and assumption fees payable to the Authorities, and all Shared Costs other than the portion of the Shared Costs payable by Post pursuant to clause (a)(2)(f) of this Section, (IV) the cost of Jupiter's inspections of the Property, (V) the fees of SunTrust Capital Markets, Inc. or any other advisor for representation of Jupiter in connection with the transaction and the assumption of the Assumed Project Financing, and (VI) the cost of any special survey requirements or any update or revision of any of the Surveys provided by Post.

                  (4) "SHARED COSTS" means the following costs in connection with the Assumption and Release Transaction: (A) the fees of counsel to the Authorities and, if applicable, counsel to the trustees for the bondholders (but not bond counsel), (B) the fees, if any, of the financial advisors to the Authorities, and (C) the application fees, if any, payable to the Authorities. Shared Costs do no include (w) any transfer and assumption fee, such as is anticipated to be payable in connection with the Post Canyon (R) Bonds, (x) the fees for any opinion of bond counsel, (y) the fees of Fannie Mae or any other credit enhancer or of counsel to Fannie Mae or any other credit enhancer, or (z) any fees or costs associated in any way with any future refunding of any of the Bonds.

                  (5) Except as expressly provided in clause (a)(2)(c) of this Section, Jupiter and Post shall each be responsible for its own attorneys' fees. All other costs and expenses incident to this transaction and the closing thereof shall be paid by the party incurring same.

            (b) If the transaction contemplated in this Agreement does not close for any reason other than the default of Jupiter hereunder, then Post shall nevertheless reimburse Jupiter for its Special Transaction Costs. In addition, if the transaction contemplated in this Agreement does not close as a redemption transaction but does close under the Cash Option, then Post shall nevertheless reimburse Jupiter for the Special Transaction Costs, but Jupiter shall not incur additional Special Transaction Costs after Jupiter in good faith determines that the transaction will not close as a redemption. Jupiter shall provide Post reasonable supporting documentation of all such Special Transaction Costs for which Jupiter requests reimbursement from Post, including evidence of the payment of such costs.

            (c) If the transaction closes as a redemption transaction, then Post will not be required to reimburse Jupiter for any Special Transaction Costs which are included in the determination of the Actual Price (such as investment banking fees or prepayment premiums).

            (d) "SPECIAL TRANSACTION COSTS" means, collectively, (i) the third-party costs and expenses of Jupiter's review and analysis of the redemption feature of the transaction contemplated by this Agreement and the Other Assumed Debt, including the fees of Jupiter's attorneys and other professional advisors, and (ii) all reasonable third-party transaction costs incurred by Jupiter due to the redemption feature of the transaction and the Other Assumed Debt. "Special Transaction Costs" shall include any earnest money deposit by Jupiter under the Units Purchase Agreement which is forfeited by Jupiter for reasons other than Jupiter's default under this Agreement, together with Jupiter's reasonable cost of funds for such earnest money deposit. (The amount of any such earnest money deposit by Jupiter under the Units Purchase Agreement and the terms of such deposit shall be subject to Post's approval, but Jupiter shall have no obligation to enter into a Units Purchase Agreement which calls for the deposit of earnest money if Post does not give such approval.) Without limitation, the parties acknowledge that the term "Special Transaction Costs" does not include costs or expenses related to the negotiation and execution of this Agreement, the Assignment and Release Transaction, the Inspections or title examination and review, other costs customarily incurred in real estate acquisition transactions, or other costs specifically provided for in this Section 5.5(a) other than in clause (2)(c) thereof. In no event shall Jupiter incur Special Transaction Costs (other than investment banking fees and prepayment premiums included in the Actual Price as defined in Section 2.3) in excess of $100,000.00 in the aggregate, or (ii) any investment banking fees or prepayment premiums which are due and payable if Jupiter does not in fact purchase the Preferred Units.

      5.6 CONDITIONS PRECEDENT TO OBLIGATION OF JUPITER. The obligation of Jupiter to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of Closing (or such earlier time as otherwise required hereby) of all of the following conditions, any or all of which may be waived by Jupiter in its sole discretion:

            (a) Post shall have delivered to Jupiter all of the material items required to be delivered to Jupiter by Post or Post's agents pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 5.2 .

            (b) All of the representations and warranties of Post contained in this Agreement shall be true and correct in all material respects as of the date of Closing (with appropriate modifications permitted under this Agreement or not adverse to Jupiter).

            (c) Post shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Post as of the date of Closing.

            (d) At Closing at least ninety percent (90%) of the apartments units in each Project shall be occupied under written leases by tenants who are not more than ten (10) days delinquent in the payment of rent.

            (e) The Title Company shall have delivered the Title Policy to Jupiter as contemplated in Section 3.4 (or marked binder equivalent to such Title Policy), subject to payment of the premiums for such Title Policy in accordance with Section 5.5.

            (f) Nationally recognized bond counsel shall have issued its opinion in customary form, which opinion shall include customary assumptions and qualifications, reasonably acceptable to Jupiter to the effect that as of the Closing Date the interest on the Bonds is exempt from gross income of the holders thereof for federal income tax purposes ("BOND COUNSEL OPINION").

            (g) All other conditions precedent to Jupiter's obligation to consummate the transaction hereunder (if any) which are set forth in this Agreement shall have been satisfied on or before the date of Closing, including the Project Finance Condition and, if applicable, the Other Debt Condition.

      In the event any of the foregoing conditions has not been satisfied by the Closing Date, Jupiter shall have the right to terminate this Agreement by written notice given to Post on the Closing Date, whereupon Escrow Agent shall refund the Option Money to Jupiter and the parties shall have no further rights, duties or obligations hereunder, other than those which are expressly provided herein to survive the termination of this Agreement; provided, however, that if any of the foregoing conditions has not been satisfied due to a default by Jupiter or Post hereunder, then Jupiter's and Post's respective rights, remedies and obligations shall instead be determined in accordance with ARTICLE 7.

      5.7 CONDITIONS PRECEDENT TO OBLIGATION OF POST. The obligation of Post to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of Closing of all of the following conditions, any or all of which may be waived by Post in its sole discretion:

            (a) Post shall have received the Property Value as adjusted pursuant to and payable in the manner provided for in this Agreement.

            (b) Jupiter shall have delivered to Post all of the material items required to be delivered to Post by Jupiter or Jupiter's agents pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 5.3.

            (c) All of the representations and warranties of Jupiter contained in this Agreement shall be true and correct in all material respects as of the date of Closing (with appropriate modifications permitted under this Agreement or not adverse to Post).

            (d) Jupiter shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Jupiter as of the date of Closing.

            (e) Bond counsel shall have issued the Bond Counsel Opinion in form acceptable to Post.

            (f) All other conditions precedent to Post's obligation to consummate the transaction hereunder (if any) which are set forth in this Agreement shall have been satisfied on or before the date of Closing, including the Project Finance Condition and, if applicable, the Other Debt Condition.

      In the event any of the foregoing conditions has not been satisfied by the Closing Date, Post shall have the right to terminate this Agreement by written notice given to Jupiter on the Closing Date, whereupon Escrow Agent shall refund the Option Money to Jupiter and the parties shall have no further rights, duties or obligations hereunder, other than those which are expressly provided herein to survive a termination of this Agreement; provided, however, if any of the foregoing conditions has not been satisfied due to a default by Jupiter or Post hereunder, then Jupiter's and Post's respective rights, remedies and obligations shall instead be determined in accordance with ARTICLE 7.

      5.8 JUPITER'S SECTION 1031 EXCHANGE. Jupiter may consummate the acquisition of the Property as part of a so-called like kind exchange (the "EXCHANGE") pursuant to Section 1031 of the Code, provided that: (a) the Closing shall not be delayed or affected by reason of the Exchange nor shall the consummation or accomplishment of the Exchange be a condition precedent or condition subsequent to Jupiter's obligations under this Agreement; (b) Jupiter may effect the Exchange through an assignment of this Agreement, or its rights under this Agreement, to a qualified intermediary or exchange accommodation title holder; (c) Post shall not be required to take an assignment of the purchase agreement for the relinquished property or be required to acquire or hold title to any real property other than the Real Property for purposes of consummating the Exchange; and (d) Jupiter shall pay any additional costs that would not otherwise have been incurred by Jupiter or Post had Jupiter not consummated its acquisition through the Exchange. Post shall not by this agreement or acquiescence to the Exchange (i) have its rights under this Agreement affected or diminished in any manner or (ii) be responsible for compliance with or be deemed to have warranted to Jupiter that the Exchange in fact complies with Section 1031 of the Code. Jupiter further agrees to indemnify and hold Post free and harmless from any cost, expense or liability, including reasonable attorney fees, resulting from Post's participation in the Exchange. Nothing contained in this Section, and no assignment by Jupiter of this Agreement or Jupiter's rights under this Agreement, shall release Jupiter of any of its obligations or liabilities under this Agreement, whether arising before, at or after Closing. Notwithstanding the foregoing, should Jupiter fail to effect the Exchange as contemplated in this Section, then and in any such event, the acquisition by Jupiter of the Property shall be consummated in accordance with the terms and conditions of this Agreement as though the provisions of this Section had been omitted, except that Post shall be reimbursed and held harmless from resulting costs and expenses as provided in this Section.

                                    ARTICLE 6

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

      6.1 REPRESENTATIONS AND WARRANTIES OF POST. Post hereby makes the following representations and warranties to Jupiter as of the Effective Date. Such representations and warranties are subject to (i) those matters, if any, disclosed in Post's disclosure statements attached hereto as Schedules 6.1-1 through 6.1-7 and made a part hereof by this reference (collectively, "POST'S DISCLOSURE STATEMENT"), (ii) the Permitted Exceptions, and (iii) all other applicable provisions of this Agreement, including without limitation ARTICLE
10. In addition, each individual representation and warranty is qualified to the extent of any applicable information or exception which is otherwise expressly disclosed in another representation or warranty specifically set forth in this Agreement.

            (a) ORGANIZATION AND AUTHORITY. Post has been duly organized and is validly existing and in good standing as a limited partnership under the laws of the State of Georgia and is qualified to transact business as a foreign limited partnership in the State of Florida. Post has the full right and authority to enter into this Agreement and to transfer the Property pursuant hereto and to consummate or cause to be consummated the transactions contemplated herein. The person signing this Agreement on behalf of Post is authorized to do so. Neither the execution and delivery of this Agreement nor any other documents executed and delivered, or to be executed and delivered, by Post in connection with the transactions described herein, will violate any provision of Post's organizational documents or of any agreements, regulations, or laws to or by which Post is bound. This Agreement has been duly authorized, executed and delivered by Post, is a valid and binding obligation of Post and is enforceable against Post in accordance with its terms subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws affecting the rights of creditors generally; and (ii) the exercise of judicial discretion in accordance with general principles of equity.

            (b) CONSENTS. Post has obtained all consents and permissions (if any) related to the transactions herein contemplated and required under any covenant, agreement, encumbrance, law or regulation by which Post or the Property is bound, other than such consents and permissions as may be necessary or appropriate under the Portfolio Financing and the Other Assumed Debt.

            (c) PENDING ACTIONS. To Post's knowledge, no action, suit, arbitration, administrative or judicial proceeding, or unsatisfied order or judgment is pending (i) against Post which pertains directly to the Property or the transaction contemplated by this Agreement or (ii) which otherwise affects the Property specifically (as opposed to matters, if any, which may affect similarly situated properties generally). In addition, to Post's knowledge, no action, suit, arbitration, administrative or judicial proceeding, or unsatisfied order or judgment is pending against Post which, if adversely determined, would have a Material Adverse Effect. As used in this Agreement, "MATERIAL ADVERSE EFFECT" means, with respect to any fact or circumstance, that such fact or circumstance would individually or in the aggregate have a material adverse effect on title to the

      Property or any portion thereof, on Post's ability to consummate the transaction contemplated herein, or on the value or operation of the Property.

            (d) LEASES AND RENT ROLL. Post is the lessor or landlord under the Leases. To Post's knowledge, the information contained in the Rent Roll is true and correct in all material respects as of the date thereof. Except as set forth in the Rent Roll, there are no other leases or occupancy agreements affecting the Property (other than such Leases, if any, as may have been entered into in the ordinary course of business since the date of the Rent Roll). To Post's knowledge, except as otherwise set forth in the Rent Roll, or the Leases (other than such Leases, if any, as may have been entered into in the ordinary course of business since the date of the Rent Roll), no rent concessions have been given to any tenants that would be applied against rent after the Closing, and no rent has been paid in advance by any tenants respecting a period subsequent to the Closing. To Post's knowledge, Post is not in material default under any of the Leases, except as set forth on the Rent Roll. Notwithstanding anything to the contrary contained in this Agreement, Post does not represent or warrant that any particular Lease will be in force or effect at Closing or that the tenants under the Leases will have performed their obligations thereunder. Other than as provided in Section 5.6 (d), the termination of any Lease prior to Closing by reason of the tenant's default or for any other reason not constituting a default by Post under this Agreement shall not affect the obligations of Jupiter under this Agreement in any manner or entitle Jupiter to an abatement of or credit against the Property Value or give rise to any other claim on the part of Jupiter.

            (e) CONDEMNATION. To Post's knowledge, Post has not received written notice of any pending or threatened condemnation proceedings relating to the Property.

            (f) INSURANCE. To Post's knowledge, Post has not received written notice from any insurance company or board of fire underwriters of any defects or inadequacies in or on the Property or any part or component thereof that would materially and adversely affect the insurability of the Property or cause any material increase in the premiums for insurance for the Property, that have not been cured or repaired.

            (g) ENVIRONMENTAL MATTERS. Except as may be set forth in those environmental reports and other matters, if any, identified on Schedules 6.1(g)-1 through 6.1(g)-7 (collectively, the "ENVIRONMENTAL REPORTS"), complete copies of which have been provided by Post to Jupiter, (i) Post has received no written notice from any governmental authority asserting any violation of Environmental Laws related to the Property which has not been cured or corrected as of the Effective Date, and (ii) to Post's knowledge, Post has not commissioned any study relating to the presence or absence of Hazardous Materials or Mold on the Property. The term "ENVIRONMENTAL LAWS" includes without limitation the Resource Conservation and Recovery Act and the Comprehensive Environmental Response, Compensation, and Liability Act and other federal laws governing the environment as in effect on the date of this Agreement together with their implementing regulations as of the date of this Agreement applicable to the Property, and all applicable state, regional, county, municipal and other local laws, regulations and ordinances that are equivalent or similar to the federal laws recited above or that purport to regulate hazardous or toxic substances and materials. The term "HAZARDOUS MATERIALS" includes petroleum (including crude oil or any fraction thereof) and any substance, material, waste, pollutant or contaminant listed or defined as hazardous or toxic under any Environmental Laws, in any case at levels or concentrations requiring monitoring, reporting, remediation or removal in accordance with Environmental Laws.

            (h) FINANCIAL STATUS. Post is solvent, has not made a general assignment for the benefit of its creditors, and has not admitted in writing its inability to pay its debts as they become due, nor has Post filed, nor does it contemplate the filing of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or any other proceeding for the relief of debtors in general, nor has any such proceeding been instituted by or against Post, nor is any such proceeding to Post's knowledge threatened or contemplated. The conveyance of the Property will not render Post insolvent.

            (i) CONTRACTORS AND SUPPLIERS. All contractors, subcontractors, suppliers, architects, engineers, and others who have performed services, labor, or supplied material at the instance of Post in connection with Post's acquisition, development, ownership operation, maintenance, repair or management of the Property will have been paid in full as of the Closing Date (or to the extent not so paid as of the Closing Date, Post will have made adequate provision for payment for such services, labor or materials).

            (j) PERMITS AND LEGAL COMPLIANCE. To Post's knowledge, Post has not received written notice that Post does not have all licenses, permits and certificates required for the use and operation of the Property, including, without limitation, all certificates of occupancy required for the occupancy of the Property, where the failure to have such license, permit or certificate would have a Material Adverse Effect. To Post's knowledge, Post has not received written notice of an intention of any governmental authority to revoke any of such licenses, permits or certificates. To Post's knowledge, Post has not received written notice from any governmental authority or adjoining property owner that the Property is in violation of any zoning, building, fire, health, environmental or other law, statute, ordinance, regulation or order of any governmental or public authority applicable to the Property or any private covenants or restrictions encumbering the Property that remains uncured and that, if not cured, would have a Material Adverse Effect.

            (k) SERVICE CONTRACTS. To Post's knowledge, there are no management, service, supply, equipment rental and similar agreements to which Post is a party affecting the Property other than those set forth in Schedules 6.1(k)-1 through 6.1(k)-7. Those service contracts which have been or will be delivered by Post to Jupiter are true, correct and complete in all material respects and include any material amendments or modifications thereto. To Post's knowledge, Post is not in default with respect to its obligations or liabilities under any of the service contracts where the failure to cure such default would have a Material Adverse Effect.

            (l) EMPLOYEES. Post has no employees which Jupiter shall be obligated to employ following the Closing.

            (m) CHANGES TO TITLE. Post has no knowledge of any material and adverse changes to the state of title to the Property (including matters of survey which would affect title) since the effective dates of the Title Commitments and Surveys, respectively, other than as set forth in Schedule 6.1(m), attached hereto.

            (n) BOND MATTERS. In connection with the Bonds which relate to the Bond Projects, Post represents and warrants the following:

                        (i) Post has not received any notice that there exists an uncured "Default" or "Event of Default" under any of the Portfolio Financing documents which relate to the Bond Projects (the "SUBJECT FINANCING DOCUMENTS") to which Post is a party and has no knowledge of any fact or circumstance that, with or without notice or the passage of time, or both, constitutes or would constitute a "Default" or "Event of Default" in any material respect by Post under any of the Subject Financing Documents to which Post is a party.

                        (ii) To Post's knowledge and since the date of issuance of the applicable outstanding Bonds for each Bond Project (each, an "ISSUE DATE"), Post has not taken any action which has caused or will cause such Bonds to become subject to federal income taxation pursuant to the provisions of Paragraph 103(b) of the Internal Revenue Code of 1986, as amended (the "CODE") or the Internal Revenue Code of 1954, as amended (the "1954 CODE"), if applicable;

                        (iii) The current outstanding balance of principal and
            interest under the Bonds with respect to the Bond Projects is ONE HUNDRED NINETEEN MILLION EIGHTY-FIVE THOUSAND AND NO/100 DOLLARS ($119,085,000.00) in principal amount plus accrued (but not delinquent) interest as of the date hereof. There are no amounts currently due or owing under the Fannie Mae Financing.

                        (iv) To Post's knowledge, at all times since the applicable Issue Date and based on information provided to Post by tenants, 20% or more of the residential units in each Bond Project have been occupied by individuals whose income is 80% or less of area median gross income as required under Section 103 of the 1954 Code.

                        (v) To Post's knowledge, Post has not received any notice or communication from the Internal Revenue Service with respect to the Bonds for any Bond Project and has no knowledge of the receipt by any other person of any such notice or communication.

                        (vi) Post has no knowledge of any fact or circumstance which has occurred since the applicable Issue Date or currently exist which, by itself or with the passage of time, or both, adversely affects the exclusion of interest on the respective Bonds for any Bond Project from gross income for federal income tax purposes.

            (o) SECTION 1250 PROPERTY. Post has no "section 1250 property" that is subject to any depreciation recapture under section 1250 of the Code.

            (p) TAX ALLOCATIONS ON UNITS. Jupiter shall receive no allocation of income with respect to the Preferred Units except with respect to the preference accruing on the Preferred Units, if any, during such period of time as Jupiter holds such Preferred Units, and then only to the extent of the preference accruing during such period of time.

      6.2 KNOWLEDGE OF POST DEFINED. References to the "KNOWLEDGE" of Post shall refer only to the actual knowledge, without investigation or inquiry, on the Effective Date of the Designated Representatives (as hereinafter defined) of Post, and shall not be construed, by imputation or otherwise, to refer to the knowledge of any property manager or broker, or to any other officer, agent, manager, representative or employee of Post or any affiliate of Post, or to impose upon such Designated Representatives any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains. As used herein, the term "DESIGNATED REPRESENTATIVES" shall refer to the following persons: (i) Thomas D. Senkbeil, Executive Vice President and Chief Investment Officer, (ii) Suzanne H. Holman, Director of Asset Management and Dispositions, and (iii) with respect to the specified Project only, each of the following Area Vice Presidents and Property Managers:

         PROJECT                     AREA VICE PRESIDENT               PROPERTY MANAGER
Post Canyon(R) Apartments                Robin Mann                    Glenda White
Post Chase(R) Apartments                 Holly Conley                  Anne Carswell
Post Corners(R) Apartments               Holly Conley                  Michael Hays
Post Court(R) Apartments                 Holly Conley                  Jeffrey Hollington
Post Lane(R) Apartments                  Autumn Sillay                 Amy Jones
Post Mill(R) Apartments                  Autumn Sillay                 Michelle Sanders
Post Lake(R) Apartments                  Holly Conley                  Stacey Fryrear

In addition, Stacey Barnard, Vice President of Accounting, shall be a "Designated Representative" solely for the purposes of the representation set forth in Section 6.1(n). In no event shall Jupiter have any personal claim against the above-named individuals as a result of the reference thereto in this
Section 6.2, and Jupiter waives all such claims which Jupiter now has or may later acquire against them in connection with the transactions contemplated in this Agreement.

      6.3 SURVIVAL OF POST'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of Post set forth in Section 6.1 , as updated by Post's Closing Certificate, shall survive Closing for a period of one year after Closing. No claim for a breach of any representation or warranty of Post shall be actionable or payable (a) if the breach in question results from or is based on a condition, state of facts or other matter which was actually known to Jupiter prior to

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

Closing and Jupiter proceeds to Closing, (b) unless the valid claims for all such breaches collectively aggregate FIFTY THOUSAND AND NO/100 DOLLARS ($50,000.00) or more, in which event the full amount of such valid claims shall be actionable, up to but not exceeding the amount of the Cap (as defined below), and (c) unless written notice containing a description of the specific nature of such breach shall have been given by Jupiter to Post prior to the expiration of such one year period and an action shall have been commenced by Jupiter against Post within one (1) year and sixty (60) days after Closing. Post shall not be liable to Jupiter to the extent Jupiter's claim is satisfied from any insurance policy, service contract or Lease. As used herein, the term "CAP" means a total aggregate of THREE MILLION AND NO/100 DOLLARS ($3,000,000.00). In no event shall Post's aggregate liability to Jupiter for any and all breaches of any representation or warranty of Post in this Agreement or Post's Closing Certificate exceed the amount of the Cap, and Jupiter hereby waives and disclaims any right to damages or compensation for any and all such breaches in excess of the Cap. Notwithstanding the foregoing, the Cap shall not apply to any claim by Jupiter for a breach of the representations and warranties made by Post under Section 6.1((o) ["Section 1250 Property"] or Section 6.1(p) ["Tax Allocations on Units"], nor shall any damages paid by Post in respect of a breach of Section 6.1(o) or 6.1(p) be applied to the Cap.

      6.4 COVENANTS OF POST. Post hereby covenants with Jupiter, from the Effective Date until the Closing or earlier termination of this Agreement, as follows:

            (a) OPERATION OF PROPERTY. Post shall operate and maintain the Property in a manner generally consistent with the manner in which Post has operated and maintained the Property prior to the date hereof.

            (b) EXECUTION OF NEW LEASES AND RENEWALS. Post shall use reasonable efforts to negotiate new leases for unrented apartment units in the Improvements and/or Lease renewals for rented apartment units in the Improvements and shall maintain an advertising and marketing program for apartment units in the Improvements consistent with Post's past practices at the Property. Unless Jupiter agrees otherwise in writing, any new leases for such apartment units entered into by Post after the Effective Date until the Closing or earlier termination of this Agreement shall be on Post's standard apartment lease form for the Property, and shall be for terms of no less than six (6) months and no more than fifteen (15) months. In all cases, Post shall retain the discretion to set rent rates, concessions and other terms of occupancy, provided Post shall only enter into new leases or renewals in the ordinary course of business taking into account Post's then-current good faith evaluation of market conditions, provided such rent rates, concessions and other terms of occupancy are consistent with the leasing guidelines for each Project set forth in Schedules 6.4(b)-1 through 6.4(b)-7, attached hereto, and with the requirements of any applicable land use restriction agreement relating to the Bonds. Each such new lease or renewal entered into by Post shall constitute a "LEASE" for purposes of this Agreement. At Jupiter's request, Post agrees to arrange a weekly telephone call with representatives of Jupiter to discuss the status of leasing activity at the Property. In addition, Post agrees to provide Jupiter, during the term of this Agreement, (i) on a weekly basis for each Project, copies of updated rent rolls, weekly collection reports, lease renewals and Leases for new residents actually taking occupancy, and (ii) on a monthly basis for each Project, copies of operating statements. Such materials shall be provided by Post to Jupiter for informational purposes and shall be in the form produced by Post for internal accounting and management purposes; Post shall not be required to certify such materials.

            (c) MAINTENANCE OF INSURANCE. Post shall keep the Improvements insured against loss or damage (including rental loss) by fire and all risks covered by the Post's insurance that is currently in force, provided that Post may make adjustments in Post's insurance coverage for the Property which are consistent with Post's general insurance program for Post's other apartment properties as in effect from time to time.

            (d) ENFORCEMENT OF EXISTING LEASES. Post shall perform the landlord's material obligations to the tenants under the Leases and enforce the material obligations of the tenants under the Leases, in each case in accordance with the current management standards of Post for its apartment properties.

            (e) PREPARATION OF VACANT UNITS FOR LEASE. Post shall place apartment units that are now vacant or that become vacant into rent-ready condition on or before the Closing Date in accordance with Post's current management standards for its apartment properties as though no conveyance of the Property were contemplated or, at Post's option, provide Jupiter a credit at Closing for the apartment units (a) that are not in rent-ready condition on the Closing Date, and (b) for which Jupiter has provided written notice detailing its objections concerning the rent-ready condition thereof at least seven (7) days prior to Closing, such credit to be equal to the cost of placing those apartment units in rent-ready condition in accordance with Post's current management standards; provided, however, that with respect to apartment units vacated during the seven (7) day period ending on the Closing Date, Post shall have no obligation either to put such units into rent-ready condition or to give Jupiter a credit for the cost of doing so.

            (f) PROVIDE COPIES OF NOTICES. Post shall furnish Jupiter with a copy of all written notices received by Post from any governmental authority of any violation of any law, statute, ordinance, regulation or order of any governmental or public authority relating to the Property within five (5) business days following Post's receipt thereof, but, if received by such date, in no event later than two (2) business days prior to the Closing Date.

            (g) REMOVAL AND REPLACEMENT OF TANGIBLE PERSONAL PROPERTY. Post shall not remove any Tangible Personal Property except as may be required for necessary repair or replacement (which repair and replacement shall be of equal quality and quantity as existed as of the time of the removal), or otherwise in accordance with current inventory and management standards of Post for its apartment properties.

            (h) EXECUTION OF NEW CONTRACTS. Post shall not, without Jupiter's prior written consent in each instance (which consent shall not be unreasonably withheld or delayed during the Inspection Period but which thereafter may be withheld in Jupiter's sole discretion), materially amend or terminate any of the Designated Service Contracts, or enter into any contract or agreement that will be an obligation affecting the Property or binding on Jupiter after the Closing, except that (i) Post may enter into, amend or enforce (including enforcement by termination) service contracts in the ordinary course of business as reasonably necessary for the continued operation and maintenance of the Property, provided any new service contracts are terminable without cause or penalty on thirty (30) days notice, and (ii) Post may conduct leasing activity as provided in Section 6.4 (b) hereof. Each such new service contract entered into by Post shall constitute a "SERVICE CONTRACT" for purposes of this Agreement.

            (i) MAINTENANCE OF PERMITS. Post shall make commercially reasonable efforts to maintain in existence all licenses, permits and approvals that are now in existence with respect to, and are required for, the ownership, operation or improvement of the Property, and are of a continuing nature.

      6.5 REPRESENTATIONS AND WARRANTIES OF JUPITER. Jupiter hereby makes the following representations and warranties to Post as of the Effective Date:

            (a) ORGANIZATION AND AUTHORITY. Jupiter has been duly organized and is validly existing as a corporation under the laws of the State of Illinois. Jupiter has the full right and authority to enter into this Agreement and to acquire the Property pursuant hereto and to consummate or cause to be consummated the transactions contemplated herein. The person signing this Agreement on behalf of Jupiter is authorized to do so. Neither the execution and delivery of this Agreement nor any other documents executed and delivered, or to be executed and delivered, by Jupiter in connection with the transactions described herein, will violate any provision of Jupiter's organizational documents or of any agreements, regulations, or laws to or by which Jupiter is bound. This Agreement has been duly authorized, executed and delivered by Jupiter, is a valid and binding obligation of Jupiter and is enforceable against Jupiter in accordance with its terms subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws affecting the rights of creditors generally; and (ii) the exercise of judicial discretion in accordance with general principles of equity.

            (b) CONSENTS. Jupiter has obtained all consents and permissions (if any) related to the transactions herein contemplated and required under any covenant, agreement, encumbrance, law or regulation by which Jupiter is bound.

            (c) PENDING ACTIONS. To Jupiter's knowledge, there is no action, suit, arbitration, administrative or judicial administrative proceeding, or unsatisfied order or judgment pending or threatened against Jupiter or the transaction contemplated by this Agreement, which, if adversely determined, could individually or in the aggregate have a material adverse effect on Jupiter's ability to consummate the transaction contemplated herein.

            (d) FINANCIAL STATUS. Jupiter has adequate financial resources available to it to acquire the Property and assume the Assumed Project Financing and Other Assumed Financing in the manner contemplated in this Agreement. Jupiter is solvent, has not made a general assignment for the benefit of its creditors, and has not admitted in writing its inability to pay its debts as they become due, nor has Jupiter filed, nor does it contemplate the filing of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or any other proceeding for the relief of debtors in general, nor has any such proceeding been instituted by or against Jupiter, nor is any such proceeding to Jupiter's knowledge threatened or contemplated. The acquisition of the Property and assumption of the Assumed Project Financing and Other Assumed Financing in the manner contemplated in this Agreement will not render Jupiter insolvent.

            (e) ERISA. Jupiter is not (i) an "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) a "governmental plan" under Section 3(32) of ERISA, (iii) any plan described in Section 4975 of the Internal Revenue Code, or (iv) an entity whose underlying assets include "plan assets" by reason of the application of the ERISA "plan assets" regulation (29 C.F.R. 2510.3-101).

            (f) PATRIOT ACT AND RELATED MATTERS. Jupiter hereby represents, warrants, covenants and agrees, as of the date hereof and as of the Closing Date, as follows:

                  (i) Jupiter is familiar with the source of funds for the Property Value of the Property and represents that all such funds are and will be derived from legitimate business activities within the United States of America and/or from loans from a banking or financial institution chartered or organized within the United States of America. Jupiter covenants and agrees to provide to Post any and all documents, certifications or other evidence, as may be requested from time to time by Post in its sole discretion, confirming the source of funds for the Property Value (and that such funds derived from legitimate business activities). Jupiter's representation in this clause (i) excludes the Assumed Project Financing and the Other Assumed Debt, except to the extent that Jupiter elects to use a credit enhancer other than Fannie Mae with respect to the Assumed Project Financing.

                  (ii) Jupiter has been in compliance for the last five years and will continue to be in compliance through the Closing Date with
            (a) the PATRIOT Act, Pub. L. No. 107-56, the Bank Secrecy Act, 31 U.S.C. Section 5311 et seq., the Money Laundering Control Act of 1986, and laws relating to the prevention and detection of money laundering in 18 U.S.C. Sections 1956 and 1957; (b) the Export Administration Act (50 U.S.C. Sections 2401-2420), the International Emergency Economic Powers Act (50 U.S.C. Section 1701, et seq.), the Arms Export Control Act (22 U.S.C. Sections 2778-2994), the Trading With The Enemy Act (50 U.S.C. app. Sections 1-44), and 13 U.S.C. Chapter 9; (c) the Foreign Asset Control Regulations contained in 31 C.F.R., Subtitle B, Chapter V; and (d) any other civil or criminal federal or state laws, regulations, or orders of similar import.

                  (iii) None of the Jupiter Parties (as defined below) is now or shall be at any time until the Closing Date be a person who has been listed on (i) the Specially Designated Nationals and Blocked Persons List contained in Appendix

            A to 31 C.F.R., Subtitle B, Part V; (ii) the Denied Persons List, the Entity List, and the Unverified Parties List maintained by the United States Department of Commerce; (iii) the List of Terrorists and List of Debarred Parties maintained by the United States Department of State; and (iv) any other similar list maintained by any federal or state agency or pursuant to any Executive Order of the President of the United States of America. "JUPITER PARTIES" means, collectively, (a) Jupiter, (b) its officers, directors, managers, agents, and employees, (c) its shareholders, members, partners, and other investors, or any other person that owns or controls Jupiter, and (d) any entity on whose behalf Jupiter expressly acts.

      6.6 SURVIVAL OF JUPITER'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of Jupiter set forth in Section 6.5 shall survive Closing for a period of one year after Closing.

      6.7 COVENANTS OF JUPITER.

            (a) Jupiter hereby covenants with Post that Jupiter shall upon Post's request furnish to Post copies of any reports received by Jupiter in connection with any inspection of the Property for the presence of Hazardous Materials (as defined in Section 6.1 (g) hereof), Mold or any Mold Condition (as defined below). Jupiter hereby assumes full responsibility for such inspections. EXCEPT FOR CLAIMS BASED ON A BREACH BY POST OF THE REPRESENTATIONS AND WARRANTIES CONTAINED IN SECTION 6.1
      (G), AND EXCEPT AS PROVIDED IN SECTION 10.3, JUPITER IRREVOCABLY WAIVES ANY CLAIM AGAINST POST ARISING FROM THE PRESENCE OF HAZARDOUS MATERIALS OR MOLD OR ANY MOLD CONDITION ON THE PROPERTY OR THE BREACH OF ENVIRONMENTAL LAWS WITH RESPECT TO THE PROPERTY. Jupiter shall also upon Post's request furnish to Post copies of any other reports received by Jupiter relating to any other inspections of the Property conducted on Jupiter's behalf, if any. "MOLD" means mold, mildew, fungus or other potentially dangerous organisms. "MOLD CONDITION" means the presence or suspected presence of Mold or any condition(s) that reasonably can be expected to give rise to or indicate the presence of Mold, including observed or suspected instances of water damage or intrusion, the presence of wet or damp wood, cellulose wallboard, floor coverings or other materials, inappropriate climate control, discoloration of walls, ceilings or floors, complaints of respiratory ailment or eye irritation by residents, employees or any other occupants or invitees in the Property, or any notice from a governmental agency of complaints regarding the indoor air quality at the Property. Notwithstanding the foregoing, Jupiter shall have no obligation to deliver copies of any reports to Post under this Section 6.7(a) unless Jupiter and Post reach a mutually satisfactory agreement as to the sharing of the costs of such reports.

            (b) "DESIGNATED SERVICE CONTRACTS" means (i) those certain service contracts which are assignable in accordance with their terms which Jupiter identifies by written notice delivered to Post on or before the Inspection Date as the service contracts Jupiter elects Post to assign at Closing, (ii) those assignable service contracts regarding which

      Jupiter has failed to deliver such written notice on or before the Inspection Date, and (iii) those service contracts (the "MUST TAKE SERVICE CONTRACTS") which are assignable in accordance with their terms and which may not be terminated without cause or penalty, with thirty (30) days (or less) written notice. Jupiter hereby covenants with Post that on or before the Inspection Date, Jupiter shall deliver written notice to Post instructing which of the assignable service contracts Jupiter desires for Post to assign to Jupiter and which it does not. If Jupiter fails to timely deliver such notice, Jupiter shall be deemed to have chosen to have all assignable service contracts assigned to Jupiter, and all such service contracts shall be deemed part of the "Designated Service Contracts." At Closing, Post will cause the service contracts which Jupiter has elected not to have assigned to Jupiter (other than the Must Take Service Contracts), by operation of the aforesaid notice on or before the Inspection Date, to be terminated at Post's expense, such termination to be effective within the time period provide for in the applicable service contract (or if no such time period is provided, as promptly as practicable after the Closing Date). The provisions of this Section 6.7
      (b) shall survive Closing.

                                    ARTICLE 7

                                     DEFAULT

      7.1 DEFAULT BY JUPITER. If the conveyance of the Property as contemplated hereunder is not consummated due to Jupiter's default hereunder, then Post shall be entitled, as its sole and exclusive remedy for such default, to terminate this Agreement and receive the Option Money as liquidated damages for the breach of this Agreement and not as a penalty, it being agreed between the parties hereto that the actual damages to Post in the event of such breach are impractical to ascertain and the amount of the Option Money is a reasonable estimate thereof, Post hereby expressly waiving and relinquishing any and all other remedies at law or in equity. Post's right to receive the Option Money is intended not as a penalty, but as full liquidated damages. The right to receive the Option Money as full liquidated damages is Post's sole and exclusive remedy in the event of default hereunder by Jupiter, and Post hereby waives and releases any right to (and hereby covenants that it shall not) sue Jupiter: (a) for specific performance of this Agreement, or (b) to recover any damages of any nature or description other than or in excess of the Option Money. Jupiter hereby waives and releases any right to (and hereby covenants that it shall not) sue Post or seek or claim a refund of the Option Money (or any part thereof) on the grounds it is unreasonable in amount and exceeds Post's actual damages or that its retention by Post constitutes a penalty and not agreed upon and reasonable liquidated damages. This Section 7.1 is subject to Section 7.4 .

      7.2 DEFAULT BY POST. If the conveyance of the Property as contemplated hereunder is not consummated due to Post's default hereunder, then Jupiter shall be entitled, as its sole remedy for such default, either (a) to receive the return of the Option Money, which return shall operate to terminate this Agreement and release Post from any and all liability hereunder, or (b) to enforce specific performance of Post's obligation to execute and deliver the documents required to convey the Property to Jupiter and otherwise take such actions as are required by this Agreement to allow Jupiter to acquire the Property in accordance with this Agreement, it being understood and agreed that the remedy of specific performance shall not be available to enforce any other obligation of Post hereunder. Jupiter expressly waives its rights to seek damages in the event of Post's default hereunder; provided, however, that if Post's default constitutes a Willful Post Default (as hereinafter defined) and Jupiter makes the election described in clause (a) above, then Jupiter shall also be entitled to receive liquidated damages from Post in an amount equal to Liquidated Damages Amount. In no event shall Post be liable for consequential, speculative, remote or punitive damages, or any damages other than Liquidated Damages Amount. Jupiter shall be deemed to have elected to terminate this Agreement and receive back the Option Money if Jupiter fails to file suit for specific performance against Post in a court having jurisdiction in the county and state in which the Property is located, on or before sixty (60) days following the date upon which Closing was to have occurred. "LIQUIDATED DAMAGES AMOUNT" means ONE MILLION AND NO/100 DOLLARS ($1,000,000.00) in the aggregate, provided that if Jupiter has paid a commercially reasonable non-refundable loan commitment fee to Fannie Mae or other third party lender in connection with the Property, the Liquidated Damages Amount shall be increased on a dollar-for-dollar basis by the amount of such non-refundable loan commitment fee which is in fact not refunded to Jupiter, not to exceed an aggregate Liquidated Damages Amount of TWO MILLION EIGHT HUNDRED THOUSAND AND NO/100 DOLLARS ($2,800,000.00). "WILLFUL POST DEFAULT" means an intentional and deliberate act of Post taken on or after the Effective Date in breach of this Agreement that is intended to result in, and does result in, Jupiter's inability or commercially reasonable unwillingness to consummate the transaction contemplated in this Agreement for a reason other than Jupiter's default or the failure of any condition to Closing to be satisfied. This Section
7.2 is subject to Section 7.4 .

      7.3 NOTICE OF DEFAULT; OPPORTUNITY TO CURE. Neither Post nor Jupiter shall be deemed to be in default hereunder until and unless such party has been given written notice of its failure to comply with the terms hereof and thereafter does not cure such failure within five (5) business days after receipt of such notice; provided, however, that this Section 7.3 (i) shall not be applicable to Jupiter's failure to deliver the Option Money or any portion thereof on the date required hereunder or to a party's failure to make any deliveries required of such party on the Closing Date and, accordingly, (ii) shall not have the effect of extending the Closing Date or the due date of any Option Money deposit hereunder.

      7.4 RECOVERABLE DAMAGES. Notwithstanding Sections 7.1 and 7.2 hereof, in no event shall the provisions of Sections 7.1 and 7.2 limit (i) either Jupiter's or Post's obligation to indemnify the other party, or the damages recoverable by the indemnified party against the indemnifying party due to, a party's express obligation to indemnify the other party in accordance with the Access Agreement or Section 4.1, 5.8, or 9.2 of this Agreement, or (ii) either party's obligation to pay costs, fees or expenses under Section 5.5 hereof, or the damages recoverable by either party against the other party due to a party's failure to pay such costs. In addition, if this Agreement terminates for any reason, and Jupiter or any party related to or affiliated with Jupiter asserts any claim or right to the Property that would otherwise delay or prevent Post from having clear, indefeasible, and marketable title to the Property, then Post shall have all rights and remedies available at law or in equity with respect to such assertion by Jupiter and any loss, damage or other consequence suffered by Post as a result of such assertion.

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

                                    ARTICLE 8

                                  RISK OF LOSS

      8.1 MINOR DAMAGE. In the event of "damage" to the Property or any portion thereof which is not "major" (as such terms are hereinafter defined), this Agreement shall remain in full force and effect provided Post, at Post's option, either (i) performs any necessary repairs at Post's expense, (ii) (in the event of an insured loss) assigns to Jupiter all of Post's right, title and interest to any claims and proceeds Post may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question and (if applicable) provides Jupiter a credit against the Property Value in an amount equal to the deductible amount or self-insured retention under such casualty insurance or (iii) (in the event of an uninsured loss) provides Jupiter a credit against the Property Value in an amount equal to the amount of the loss, as determined by a contractor selected by Post and reasonably approved by Jupiter. In the event that Post elects to perform repairs upon the Property, Post shall use reasonable efforts to complete such repairs promptly, and the date of Closing shall be extended a reasonable time in order to allow for the completion of such repairs, not to exceed ninety (90) days from scheduled date of Closing as provided herein (the "Repair Deadline"). In the event that Post makes the election to perform the necessary repairs at Post's expense pursuant to clause
(i), and Post does not complete such repairs by the Repair Deadline, then Jupiter shall have the right, at Jupiter's election, either (i) to terminate this Agreement by written notice given to Post on the Repair Deadline, whereupon Escrow Agent shall refund the Option Money to Jupiter and the parties shall have not further rights, duties or obligations hereunder, other than those which are expressly provided herein to survive a termination of this Agreement, or (ii) to proceed to close and receive a credit at Closing equal to the cost to complete such repairs as determined by the parties, acting reasonably, with the assistance of a contractor selected Post and reasonably approved by Jupiter (in which case Post shall retain all applicable insurance claims). Upon Closing, full risk of loss with respect to the Property shall pass to Jupiter.

      8.2 MAJOR DAMAGE. In the event of a major damage, Jupiter may terminate this Agreement by written notice to Post, in which event the Option Money shall be returned to Jupiter in accordance with Section 1.4 , whereupon Escrow Agent shall refund the Option Money to Jupiter and the parties shall have no further rights, duties or obligations hereunder, other than those which are expressly provided herein to survive a termination of this Agreement. If Jupiter does not elect to terminate this Agreement within thirty (30) days after Post sends Jupiter written notice of the occurrence of major loss or damage, then Jupiter shall be deemed to have elected to proceed with Closing, in which event Post shall assign to Jupiter at Closing all of Post's right, title and interest to any claims and proceeds Post may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question and provide a credit at Closing equal to the deductible amount under such casualty insurance policies (it being understood that Post shall not have the obligation to fund any uninsured loss, as opposed to the deductible amount with respect to an insured loss). Upon Closing, full risk of loss with respect to the Property shall pass to Jupiter.

      8.3 DEFINITION OF MAJOR DAMAGE. For purposes of Sections 8.1 and 8.2:

            (a) "DAMAGE" means (i) physical damage to or destruction of all or part of the Real Property by reason of fire, earthquake, flood or other casualty occurring after the Effective Date or (ii) the physical taking of all or part of the Real Property by condemnation or by conveyance in lieu of condemnation occurring after the Effective Date; and

            (b) "MAJOR" damage refers to the following: (i) damage such that the cost of repairing or restoring the premises in question to a condition substantially similar to that of the premises in question prior to the event of damage would in the opinion of a contractor selected by Post and reasonably approved by Jupiter, be equal to or greater than (A) insured loss or losses of either ONE MILLION AND NO/100 DOLLARS ($1,000,000.00) for any one Project or FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00) in the aggregate for all Projects, and (B) uninsured loss or losses of either FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00) for any one Project or TWO MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($2,500,000.00) in the aggregate for all Projects, and (ii) any damage due to a condemnation or conveyance in lieu of condemnation which permanently and materially impairs the current use or value of the Property or access to the Property from public roads or the number or utility of parking spaces. If Jupiter does not give notice to Post of Jupiter's reasons for disapproving an architect within five (5) business days after receipt of notice of the proposed contractor, then Jupiter shall be deemed to have approved the contractor selected by Post.

                                    ARTICLE 9

                                   COMMISSIONS

      9.1 BROKER'S COMMISSION.

            (a) The parties acknowledge that Bond Project Broker has been retained by and represents Post as broker in connection with the conveyance of the Bond Projects (but not the Post Lane(R) Apartments) by Post to Jupiter, and is to be compensated for its services by Post. Post agrees that Post shall pay to Bond Project Broker upon, but only upon, final consummation of the transaction contemplated herein with respect to the Bond Projects, a real estate brokerage commission pursuant to a separate written agreement between Post and Bond Project Broker. Bond Project Broker has executed this Agreement for the purpose of acknowledging and agreeing that no real estate commission or other fee or compensation shall be earned by it or due it if the transaction contemplated herein does not close as a result of Post's default, Jupiter's default or otherwise. At Closing, Bond Project Broker shall execute and deliver to Post and Jupiter a release of any lien or claim of lien of Bond Project Broker with respect to the Property and shall execute and deliver to Jupiter and Post a general release of any claims arising out of the transaction contemplated in this Agreement.

            (b) The parties acknowledge that Post Lane Broker has been retained by and represents Post as broker in connection with the conveyance of Post Lane(R) Apartments (but not any of the Bond Projects) by Post to Jupiter, and is to be compensated for its services by Post. Post agrees that Post shall pay to Post Lane Broker upon, but only upon, final consummation of the transaction contemplated herein with respect to Post Lane(R) Apartments, a real estate brokerage commission pursuant to a separate written agreement between Post and Post Lane Broker. Post Lane Broker has executed this Agreement for the purpose of acknowledging and agreeing that no real estate commission or other fee or compensation shall be earned by it or due it if the transaction contemplated herein does not close as a result of Post's default, Jupiter's default or otherwise. At Closing, Post Lane Broker shall execute and deliver to Post and Jupiter a release of any lien or claim of lien of Post Lane Broker with respect to the Property and shall execute and deliver to Jupiter and Post a general release of any claims arising out of the transaction contemplated in this Agreement.

      9.2 BROKERAGE REPRESENTATIONS AND INDEMNITIES.

            (a) Jupiter and Post each hereby represents and warrants to the other that it has not disclosed this Agreement or the subject matter hereof to, and has not otherwise dealt with, any real estate broker, agent or salesman (other than Brokers) so as to create any legal right or claim in any such broker, agent or salesman (other than Brokers) for a real estate commission or similar fee or compensation with respect to the negotiation and/or consummation of this Agreement or the conveyance of the Property by Post to Jupiter. Except as provided in Section 9.1 with respect to Brokers, Jupiter and Post shall indemnify, hold harmless and defend each other from and against any and all claims and demands for a real estate brokerage commission or similar fee or compensation arising out of any claimed dealings with the indemnifying party and relating to this Agreement or the acquisition and conveyance of the Property (including reasonable attorneys' fees and expenses and court costs incurred in defending any such claim or in enforcing this indemnity).

            (b) Bond Project Broker hereby represents and warrants to Post and Jupiter that it has not disclosed this Agreement or the subject matter hereof to, and has not otherwise dealt with, any real estate broker, agent or salesman so as to create any legal right or claim in any such broker, agent or salesman for a real estate commission or similar fee or compensation with respect to the negotiation and/or consummation of this Agreement or the conveyance of the Property by Post to Jupiter. Further, Bond Project Broker shall indemnify, hold harmless and defend each of Post and Jupiter from and against any and all claims and demands for a real estate brokerage commission or similar fee or compensation arising out of any claimed dealings with Bond Project Broker and relating to this Agreement or the acquisition and conveyance of the Property (including reasonable attorneys' fees and expenses and court costs incurred in defending any such claim or in enforcing this indemnity).

            (c) Post Lane Broker hereby represents and warrants to Post and Jupiter that it has not disclosed this Agreement or the subject matter hereof to, and has not otherwise dealt with, any real estate broker, agent or salesman so as to create any legal right or claim in any such broker, agent or salesman for a real estate commission or similar fee or compensation with respect to the negotiation and/or consummation of this Agreement or the conveyance of the Property by Post to Jupiter. Further, Post Lane Broker shall indemnify, hold harmless and defend each of Post and Jupiter from and against any and all claims and demands for a real estate brokerage commission or similar fee or compensation arising out of any claimed dealings with broker and relating to this Agreement or the acquisition and conveyance of the Property (including reasonable attorneys' fees and expenses and court costs incurred in defending any such claim or in enforcing this indemnity).

      9.3 EXECUTION BY BROKERS. Each of the Brokers has executed this Agreement solely for the purpose of acknowledging and agreeing to the provisions of this
ARTICLE 9. Neither Bond Project Broker's nor Post Lane Broker's consent to any modification or amendment of any provision of this Agreement other than this
ARTICLE 9 shall be required. Without limitation on the foregoing, each of the Brokers acknowledges and agrees that neither Broker may enforce any provision of this Agreement except for Section 9.1; that the Brokers are not necessary parties in any litigation or other proceeding involving this Agreement not relating directly to the payment of commissions under Section 9.1; that this Agreement may be terminated for any reason or no reason without consent of the Brokers and without any obligation to the Brokers that copies of any notices given by Post or Jupiter to the other need not be sent to either of the Brokers; and that consent of the Brokers is not required for any matter under this Agreement except as expressly provided in this Section 9.3.

      9.4 SURVIVAL. This ARTICLE 9 shall survive the rescission, cancellation, termination or consummation of this Agreement.

                                   ARTICLE 10

                             DISCLAIMERS AND WAIVERS

      10.1 NO RELIANCE ON DOCUMENTS. EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 6.1 HEREOF, POST MAKES NO REPRESENTATION OR WARRANTY AS TO THE TRUTH, ACCURACY OR COMPLETENESS OF ANY MATERIALS, DATA OR INFORMATION DELIVERED BY POST TO JUPITER IN CONNECTION WITH THE TRANSACTION CONTEMPLATED HEREBY. JUPITER ACKNOWLEDGES AND AGREES THAT ALL MATERIALS, DATA AND INFORMATION DELIVERED BY POST TO JUPITER IN CONNECTION WITH THE TRANSACTION CONTEMPLATED HEREBY ARE PROVIDED TO JUPITER AS A CONVENIENCE ONLY AND THAT ANY RELIANCE ON OR USE OF SUCH MATERIALS, DATA OR INFORMATION BY JUPITER SHALL BE AT THE SOLE RISK OF JUPITER, EXCEPT AS OTHERWISE EXPRESSLY STATED HEREIN. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, JUPITER ACKNOWLEDGES AND AGREES THAT
(A) ANY ENVIRONMENTAL OR OTHER REPORT WITH RESPECT TO THE PROPERTY WHICH IS DELIVERED BY POST TO JUPITER SHALL BE

FOR GENERAL INFORMATIONAL PURPOSES ONLY, (B) JUPITER SHALL NOT HAVE ANY RIGHT TO RELY ON ANY SUCH REPORT DELIVERED BY POST TO JUPITER, BUT RATHER WILL RELY ON ITS OWN INSPECTIONS AND INVESTIGATIONS OF THE PROPERTY AND ANY REPORTS COMMISSIONED BY JUPITER WITH RESPECT THERETO, AND (C) NEITHER POST, ANY AFFILIATE OF POST NOR THE PERSON OR ENTITY WHICH PREPARED ANY SUCH REPORT DELIVERED BY POST TO JUPITER SHALL HAVE ANY LIABILITY TO JUPITER FOR ANY INACCURACY IN OR OMISSION FROM ANY SUCH REPORT.

      10.2 DISCLAIMERS. EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES OF POST SET FORTH IN SECTION 6.1 HEREOF, JUPITER UNDERSTANDS AND AGREES THAT POST IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESSED OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE (OTHER THAN POST'S LIMITED OR SPECIAL WARRANTY OF TITLE TO BE SET FORTH IN THE DEED), ZONING, TAX CONSEQUENCES, LATENT OR PATENT PHYSICAL OR ENVIRONMENTAL CONDITION, UTILITIES, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, THE COMPLIANCE OF THE PROPERTY WITH GOVERNMENTAL LAWS, THE ABSENCE OR PRESENCE OF HAZARDOUS MATERIALS OR OTHER TOXIC SUBSTANCES (INCLUDING WITHOUT LIMITATION MOLD OR ANY MOLD CONDITION), COMPLIANCE WITH ENVIRONMENTAL LAWS, THE TRUTH, ACCURACY OR COMPLETENESS OF THE PROPERTY DOCUMENTS OR ANY OTHER INFORMATION PROVIDED BY OR ON BEHALF OF POST TO JUPITER, OR ANY OTHER MATTER OR THING REGARDING THE PROPERTY. JUPITER ACKNOWLEDGES AND AGREES THAT UPON CLOSING POST SHALL TRANSFER AND CONVEY TO JUPITER AND JUPITER SHALL ACCEPT THE PROPERTY "AS IS, WHERE IS, WITH ALL FAULTS", EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT. JUPITER HAS NOT RELIED AND WILL NOT RELY ON, AND POST IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESSED OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR RELATING THERETO (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, PROPERTY INFORMATION PACKAGES DISTRIBUTED WITH RESPECT TO THE PROPERTY) MADE OR FURNISHED BY POST, THE MANAGER OF THE PROPERTY, OR ANY REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT POST, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT.

      JUPITER REPRESENTS TO POST THAT JUPITER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS JUPITER DEEMS NECESSARY

TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS MATERIALS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY (INCLUDING WITHOUT LIMITATION ANY MOLD OR MOLD CONDITION), AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF POST OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF POST AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT. UPON CLOSING, JUPITER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY JUPITER'S INVESTIGATIONS, AND, SUBJECT TO SECTION 10.3, JUPITER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED POST (AND POST'S AND ITS PARTNERS' RESPECTIVE OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT OR UNDER ANY ENVIRONMENTAL LAW), LOSSES, DAMAGES, LIABILITIES (WHETHER BASED ON STRICT LIABILITY OR OTHERWISE), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS' FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH JUPITER MIGHT HAVE ASSERTED OR ALLEGED AGAINST POST (AND POST'S AND ITS PARTNERS' RESPECTIVE OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS (INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL LAWS) AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY. THE FOREGOING SHALL NOT BE INTERPRETED TO WAIVE ANY CLAIM OF JUPITER WITH RESPECT TO ANY BREACH BY POST OF ANY EXPRESS REPRESENTATIONS AND WARRANTIES MADE BY POST IN
SECTION 6.1 THAT EXPRESSLY SURVIVE CLOSING PURSUANT TO SECTION 6.3 .

      SUBJECT TO SECTION 10.3, JUPITER AGREES THAT SHOULD ANY INVESTIGATION, CLEANUP, REMEDIATION OR REMOVAL OF HAZARDOUS SUBSTANCES OR OTHER ENVIRONMENTAL CONDITIONS (INCLUDING WITHOUT LIMITATION ANY MOLD OR MOLD CONDITION) ON OR RELATED TO THE PROPERTY BE REQUIRED AFTER THE DATE OF CLOSING, POST SHALL HAVE NO LIABILITY TO JUPITER TO PERFORM OR PAY FOR SUCH INVESTIGATION, CLEAN-UP, REMOVAL OR REMEDIATION, AND JUPITER EXPRESSLY WAIVES AND RELEASES ANY CLAIM TO THE CONTRARY. THE FOREGOING SHALL NOT BE INTERPRETED TO WAIVE ANY CLAIM OF JUPITER WITH RESPECT TO ANY BREACH BY POST OF ANY EXPRESS REPRESENTATIONS AND WARRANTIES MADE BY POST IN SECTION 6.1 THAT EXPRESSLY SURVIVE CLOSING PURSUANT TO SECTION 6.3 .

      JUPITER REPRESENTS AND WARRANTS THAT THE TERMS OF THE RELEASE CONTAINED HEREIN AND ITS CONSEQUENCES HAVE BEEN COMPLETELY READ AND UNDERSTOOD BY JUPITER, AND JUPITER HAS HAD THE OPPORTUNITY TO CONSULT WITH, AND HAS CONSULTED WITH, LEGAL COUNSEL OF JUPITER'S CHOICE WITH REGARD TO THE TERMS OF THIS RELEASE. JUPITER ACKNOWLEDGES AND WARRANTS THAT JUPITER'S EXECUTION OF THIS RELEASE IS FREE AND VOLUNTARY.

      10.3 RESERVATION OF JUPITER'S RIGHT OF CONTRIBUTION UNDER ENVIRONMENTAL LAWS. Notwithstanding Sections 6.7(a) and 10.2 or anything else in the Agreement, Jupiter does not waive, release, relinquish or disclaim, and Jupiter expressly reserves for itself and its permitted assigns, such statutory rights of contribution against Post, if any, as Jupiter may have under applicable Environmental Laws with respect to breaches of Environmental Laws by Post during the term of its ownership of each Project.

      10.4 EFFECT AND SURVIVAL OF DISCLAIMERS. Post and Jupiter acknowledge that the provisions of this ARTICLE 10 are an integral part of the transactions contemplated in this Agreement and a material inducement to Post to enter into this Agreement and that Post would not enter into this Agreement but for the provisions of this ARTICLE 10. Post and Jupiter agree that the provisions of this ARTICLE 10 shall survive Closing or any termination of this Agreement.

                                   ARTICLE 11

                                  ESCROW AGENT

      11.1 INVESTMENT OF OPTION MONEY. If and to the extent the Option Money is in the form of cash, Escrow Agent shall invest the Option Money pursuant to Jupiter's reasonable directions in an interest bearing account at a commercial bank whose deposits are insured by the Federal Deposit Insurance Corporation. Escrow Agent shall notify Post, no later than one (1) business day after Escrow Agent's receipt thereof, that Escrow Agent has received the Option Money (which shall be, if and to the extent in cash, in immediately available funds), and is holding the same in accordance with the terms of this Agreement. However, Escrow Agent shall invest the Option Money (if and to the extent in cash) only in such accounts as will allow Escrow Agent to disburse the Option Money upon no more than one (1) business day's notice.

      11.2 PAYMENT AT CLOSING. If the Closing takes place under this Agreement, Escrow Agent shall deliver the Option Money to, or upon the instructions of, Jupiter on the Closing Date, subject to Section 5.4(c).

      11.3 PAYMENT ON DEMAND. Upon receipt of any written certification from Post or Jupiter claiming the Option Money pursuant to the provisions of this Agreement (other than pursuant to a termination of this Agreement by Jupiter pursuant to Section 4.2 prior to the end of the Inspection Period), Escrow Agent shall promptly forward a copy thereof to the other such party (i.e., Jupiter or Post, whichever did not claim the Option Money pursuant to such notice) and, unless such other party within ten (10) days thereafter notifies Escrow Agent of any objection to such requested disbursement of the Option Money, Escrow Agent shall disburse the Option Money to the party demanding the same and shall thereupon be released and discharged from any further duty or obligation hereunder; provided, however, that if all or any portion of the Option Money is in the form of a letter of credit, and the Option Money is to be disbursed to Post, then Escrow Agent shall first draw upon the letter of credit in the full amount thereof as provided in Section 1.7 before disbursing the Option Money such that Post shall receive the cash amount of the Option Money as opposed to the letter of credit.

      11.4 EXCULPATION OF ESCROW AGENT. It is agreed that the duties of Escrow Agent are herein specifically provided and are purely ministerial in nature, and that Escrow Agent shall incur no liability whatsoever except for its willful misconduct or negligence, so long as Escrow Agent is acting in good faith. Post and Jupiter do each hereby release Escrow Agent from any liability for any error of judgment or for any act done or omitted to be done by Escrow Agent in the good faith performance of its duties hereunder and do each hereby indemnify Escrow Agent against, and agree to hold, save, and defend Escrow Agent harmless from, any costs, liabilities, and expenses incurred by Escrow Agent in serving as Escrow Agent hereunder and in faithfully discharging its duties and obligations hereunder.

      11.5 STAKEHOLDER. Escrow Agent is acting as a stakeholder only with respect to the Option Money. If there is any dispute as to whether Escrow Agent is obligated to deliver the Option Money or as to whom the Option Money is to be delivered, Escrow Agent may refuse to make any delivery and may continue to hold the Option Money until receipt by Escrow Agent of an authorization in writing, signed by Post and Jupiter, directing the disposition of the Option Money, or, in the absence of such written authorization, until final determination of the rights of the parties in an appropriate judicial proceeding, provided, however, that if all or any portion of the Option Money is in the form of a letter of credit, then in such event Escrow Agent shall (and in such event Escrow Agent is irrevocably and unconditionally authorized, instructed and directed to) draw upon any letter of credit in full immediately upon receipt of any Draw Notice (as defined in Section 1.7). If such written authorization is not given, or a proceeding for such determination is not begun, within thirty (30) days of notice to Escrow Agent of such dispute, Escrow Agent may bring an appropriate action or proceeding for leave to deposit the Option Money in a court of competent jurisdiction pending such determination. Escrow Agent shall be reimbursed for all costs and expenses of such action or proceeding, including, without limitation, reasonable attorneys' fees and disbursements, by the party determined not to be entitled to the Option Money. Upon making delivery of the Option Money in any of the manners herein provided, Escrow Agent shall have no further liability or obligation hereunder. If all or any portion of the Option Money is in the form of a letter of credit, then Escrow Agent shall draw upon such letter of credit in full, and any deposit with or delivery to any court shall be in cash in the full amount of the Option Money.

      11.6 INTEREST. All interest and other income earned on the Option Money deposited with Escrow Agent hereunder shall be reported for income tax purposes as earnings of Jupiter. Jupiter's taxpayer identification number is 367279726.

      11.7 EXECUTION BY ESCROW AGENT. Escrow Agent has executed this Agreement solely for the purpose of acknowledging and agreeing to the provisions of this
ARTICLE 11. Escrow Agent's consent to any modification or amendment of this Agreement other than this ARTICLE 11 shall not be required.

                                   ARTICLE 12

                                  MISCELLANEOUS

      12.1 CONFIDENTIALITY. Jupiter and its representatives shall hold in strictest confidence all data and information in accordance with the Access Agreement. This Section 12.1 and the confidentiality provisions of the Access Agreement shall survive any termination of this Agreement and shall survive the Closing in accordance with their respective terms.

      12.2 PUBLIC DISCLOSURE. Prior to Closing, any press release or similar public announcement with respect to the transactions contemplated herein or any matters set forth in this Agreement will be made only in the form approved by Jupiter and Post. Notwithstanding anything to the contrary in this Agreement or the Access Agreement, each of Post and Jupiter shall have the right to make all disclosures with regard to the transactions contemplated in this Agreement as are required under applicable law and regulation, including, without limitation, all applicable laws and regulations relating to securities, securities exchanges and the issuers of securities. Unless required under applicable law and regulation, including without limitation, all applicable securities laws and regulations relating to securities, security exchanges and the issuers of securities, or as required by sound investor relations or in connection with the consent solicitation the limited partners with respect to the Partnership Amendment, Post shall not issue any press release or similar public announcement identifying the allocation of the Property Value among the Projects.

      12.3 ASSIGNMENT. Subject to Section 5.8, Jupiter may not assign its rights under this Agreement without first obtaining Post's written approval, which approval may be given or withheld in Post's sole discretion, provided, however, Jupiter may assign this Agreement at or prior to Closing to a Permitted Affiliate without Post's consent, provided that Jupiter notifies Post of such assignment upon its occurrence. For purposes hereof, the term "PERMITTED AFFILIATE" means an entity that controls, is controlled by, or is under common control with Jupiter and is solvent at the time of assignment and thereafter through the time of Closing, is not rendered insolvent by such assignment or the consummation of this Agreement, has sufficient assets to consummate the transaction contemplated herein, and enters into an assumption agreement, naming Post as an express third-party beneficiary, in a form approved by Post and pursuant to which the assignee assumes all obligations and liabilities of Jupiter under this Agreement, whether accruing before or after the date of such assignment. No transfer or assignment by Jupiter shall release or relieve Jupiter of its obligations hereunder.

      12.4 NOTICES. Any notice, request or other communication (a "NOTICE") required or permitted to be given hereunder shall be in writing and shall be delivered by hand or overnight courier (such as United Parcel Service or Federal Express), sent by facsimile (provided a copy of such notice is deposited with an overnight courier for next business day delivery) or mailed by United States registered or certified mail, return receipt requested, postage prepaid and addressed to each party at its address as set forth below. Any such notice shall be considered given on the date of such hand or courier delivery, confirmed facsimile transmission (provided such facsimile notice is received by 5:00 P.M. local time by the addressee and a copy of such notice is deposited with an overnight courier for next business day delivery), deposit with such overnight courier for next business day delivery, or deposit in the United States mail, but the time period (if any is provided herein) in which to respond to such notice shall commence on the date of hand or overnight courier delivery or on the date received following deposit in the United States mail as provided above. Rejection or other refusal to accept or inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice. By giving at least five (5) days' prior written notice thereof, any party may from time to time and at any time change its mailing address hereunder. Any notice of any party may be given by such party's counsel.

      In no event shall this Agreement be altered, amended or modified by electronic mail or electronic record. The parties acknowledge and agree that this Agreement shall not be executed, entered into, altered, amended or modified by electronic means. Without limiting the generality of the foregoing, the parties hereby agree that the transactions contemplated by this Agreement shall not be conducted by electronic means.

      The parties' respective addresses for notice purposes are as follows. Telephone and telecopy numbers are given for convenience of reference only. Notice by telephone or telecopy shall not be effective.

      If to Post:             Post Apartment Homes, L.P.
                              One Riverside
                              4401 Northside Parkway
                              Suite 800
                              Atlanta, Georgia 30327-3057
                              Attention: Ms. Sherry W. Cohen
                              Telephone No. 404/846-5025
                              Telecopy No. 404/504-9388

                              and

                              Post Apartment Homes, L.P.
                              One Riverside
                              4401 Northside Parkway
                              Suite 800
                              Atlanta, Georgia 30327-3057
                              Attention: Mr. Thomas D. Senkbeil
                              Telephone No. 404/846-6612
                              Telecopy No. 404/504-9388
      with a copy to:         King & Spalding LLP
                              191 Peachtree Street, N.E.
                              Atlanta, GA 30303-1763
                              Attention: Dan L. Heller
                              Telephone No. 404/572-4919
                              Telecopy No. 404/572-5148

      If to Jupiter:          JRC Acquisition Corporation
                              c/o Jupiter Realty Corporation
                              919 North Michigan Avenue
                              Suite 1500
                              Chicago, Illinois  60611
                              Attention: Donald A. Smith, Chairman and CEO
                              Telephone: 312-642-6000
                              Telecopier: 312-642-2316

      with a copy to:         JRC Acquisition Corporation
                              c/o Jupiter Realty Corporation
                              36 Chalmers Street
                              Charleston, SC  29401
                              Attention: J. Luzuriaga, Executive Vice President
                              Telephone: 843-853-1255/1256
                              Telecopier: 843-853-1257

      and with a copy to:     Kutak Rock LLP
                              Suite 2100
                              Peachtree Center South Tower
                              225 Peachtree Street, N.E.
                              Atlanta, Georgia  30303-1731
                              Attention: David A. Nix, Esq.
                              Telephone: 404-222-4600
                              Telecopier: 404-222-4654

      If to Escrow Agent:     Fidelity National Title Insurance Company of
                              New York
                              1800 Parkway Place
                              Suite 700
                              Marietta, Georgia 30067
                              Attention: Ms. Amy Greipp
                              Telephone: 770/850-9600
                              Telecopier: 770/850-8222

      If to Bond Project
      Broker:                 The Apartment Group, LLC
                              3300 One Atlantic Center
                              1201 West Peachtree Street
                              Atlanta, GA 30309
                              Attention:  J. Christopher Spain
                              Telephone: (404) 853-5220
                              Telecopier: (404) 853-5248

      If to Post Lane Broker: Apartment Realty Advisors, Inc.
                              1575 Northside Drive, N.W.
                              Building 100, Suite 150
                              Atlanta, Georgia  30318
                              Attention:  Derrick N. Bloom
                              Telephone: (404) 495-7303
                              Telecopier: (404) 495-7301

      12.5 MODIFICATIONS. This Agreement cannot be changed orally, and no agreement shall be effective to waive, change, modify or discharge it in whole or in part unless such agreement is in writing and is signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought.

      12.6 CALCULATION OF TIME PERIODS. Unless otherwise specified, in computing any period of time described in this Agreement, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday under the laws of the State in which the Property is located, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday or legal holiday. The final day of any such period shall be deemed to end at 5:00 p.m., Atlanta, Georgia local time.

      12.7 SUCCESSORS AND ASSIGNS. Subject to Section 12.3 hereof, the terms and provisions of this Agreement are to apply to and bind the permitted successors and assigns of the parties hereto.

      12.8 ENTIRE AGREEMENT. This Agreement, including the Schedules, and the Access Agreement contain the entire agreement between the parties pertaining to the subject matter hereof and fully supersede all prior written or oral agreements and understandings between the parties pertaining to such subject matter.

      12.9 FURTHER ASSURANCES. Each party agrees that it will without further consideration execute and deliver such other documents and take such other action, whether prior or subsequent to Closing, as may be reasonably requested by the other party to consummate more effectively the purposes or subject matter of this Agreement. Without limiting the generality of the foregoing, Jupiter shall, if requested by Post, execute acknowledgments of receipt with respect to any materials delivered by Post to Jupiter with respect to the Property. The provisions of this Section 12.9 shall survive Closing.

      12.10 COUNTERPARTS. This Agreement may be executed in counterparts, and all such executed counterparts shall constitute the same agreement. It shall be necessary to account for only one such counterpart in proving this Agreement.

      12.11 SEVERABILITY. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall nonetheless remain in full force and effect.

      12.12 APPLICABLE LAW. This Agreement is performable in the state in which the Property is located and shall in all respects be governed by, and construed in accordance with, the substantive federal laws of the United States and the laws of such state. Post and Jupiter hereby irrevocably submit to the jurisdiction of any state or federal court sitting in the state and judicial district in which the Property is located in any action or proceeding arising out of or relating to this Agreement and hereby irrevocably agree that all claims in respect of such action or proceeding shall be heard and determined in a state or federal court sitting in the state and judicial district in which the Property is located. Jupiter and Post agree that the provisions of this Section
12.12 shall survive the Closing of the transaction contemplated by this Agreement.

      12.13 NO THIRD PARTY BENEFICIARY. The provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Post and Jupiter only and are not for the benefit of any third party, and accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing.

      12.14 EMPLOYEES. Prior to the day after the Inspection Date, Jupiter agrees, at any time Post so requests, to discontinue offering employment to or soliciting the employment of any employees of Post who are employed at the Property. Post shall be solely responsible for the salaries and benefits, if any, payable to Post's employees at the Property for the period through the Closing, in accordance with and subject to the terms and conditions of such employment, even if such employees are employed by or on behalf of Jupiter following the Closing. With respect to any employees employed by or on behalf of Jupiter following the Closing, Jupiter shall be solely responsible for all salaries and benefits, if any, payable to such employees for the period from and after the Closing in accordance with and subject to the terms and conditions of such employment, even if such employees were employed by Post prior to the Closing. Neither Jupiter nor Post shall have any obligation for salaries, benefits or other employment obligations to any such employee with respect to the period such employee is or was employed by the other party. This Section
12.14 shall survive the Closing.

      12.15 POST'S ACCESS TO RECORDS AFTER CLOSING. Jupiter shall cooperate with Post (at no cost to Jupiter) for a period of six (6) years after Closing in case of Post's need in response to any legal requirement, tax audit, tax return preparation or litigation threatened or brought against Post, by allowing Post and its agents or representatives access, upon reasonable advance notice (which notice shall identify the nature of the information sought by Post), at all reasonable times to examine and make copies of any and all instruments, files and records which predate the Closing; provided, however, that nothing contained in this Section shall require Jupiter to retain any files or records for any particular period of time. This Section 12.15 shall survive Closing.

      12.16 CAPTIONS. The section headings appearing in this Agreement are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define the text of any section or any subsection hereof.

      12.17 CONSTRUCTION. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any Schedules or amendments hereto.

      12.18 TERMINATION OF AGREEMENT. It is understood and agreed that if either Jupiter or Post terminates this Agreement pursuant to a right of termination granted hereunder, such termination shall operate to relieve Post and Jupiter from all obligations under this Agreement, except for such obligations as are specifically stated herein to survive the termination of this Agreement.

      12.19 SURVIVAL. The provisions of the following Sections of this Agreement shall survive Closing and shall not be merged into the execution and delivery of the Deed: 1.5: 4.1(b) with respect to Jupiter's indemnity obligations under the Access Agreement); 4.1(c); 5.2(c); 5.2(q); 5.4: 5.5; 6.1; 6.2; 6.3; 6.5; 6.6;
6.7; Article 9; Article 10; 12.1; 12.9; 12.12; 12.14; 12.15; and 12.24; those additional provisions of Article 12 which govern the administration, interpretation or enforcement of this Agreement; and any other provisions contained herein that by their terms survive the Closing (the "OBLIGATIONS SURVIVING CLOSING"). Except for the Obligations Surviving Closing, all representations, warranties, covenants and agreements contained in this Agreement shall be merged into the instruments and documents executed and delivered at Closing. The Obligations Surviving Closing shall survive the Closing; provided, however, that the representations and warranties of Post contained in Section 6.1, as updated by Post's Closing Certificate, and the representations and warranties of Jupiter contained in Section 6.5, shall survive for the period, and are subject to the terms, set forth in Sections 6.3 and 6.6 respectively.

      12.20 TIME OF ESSENCE. Time is of the essence with respect to this Agreement.

      12.21 COVENANT NOT TO RECORD. Jupiter shall not record this Agreement or any memorandum or other evidence thereof. Any such recording shall constitute a material default hereunder on the part of Jupiter. However, if Jupiter institutes an action for specific performance against Post pursuant to Section 7.2, then Jupiter shall have the right to file a lis pendens to the extent necessary to preserve Jupiter's rights in connection with such action (without limitation, however, on Post rights under Section 7.4).

      12.22 LIMITATION OF POST'S LIABILITY. Jupiter shall have no recourse against any of the past, present or future, direct or indirect, shareholders, partners, members, managers, principals, directors, officers, agents, incorporators, affiliates or representatives of Post or its general partner or of any of the assets or property of any of the foregoing for the payment or collection of any amount, judgment, judicial process, arbitral award, fee or cost or for any other obligation or claim arising out of or based upon this Agreement and requiring the payment of money by Post. This Section 12.22 shall survive the Closing.

      12.23 RADON GAS. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Georgia and Florida. Additional information regarding radon and radon testing may be obtained from your county health department.

      12.24 INDEMNIFICATION FOR REDEMPTION DISPUTES. Post shall indemnify, hold harmless and defend Jupiter from and against any and all claims, demands, causes of action, liabilities, losses, costs, damages and expenses (including reasonable attorneys' fees and expenses and court costs incurred in defending any such claim or in enforcing this indemnity) that may be asserted against Jupiter by a Redemption Claimant in connection with any Redemption Dispute. "REDEMPTION DISPUTE" means any litigation or other proceeding instituted before or after Closing by any Redemption Claimant against Post or Jupiter in which such Redemption Claimant, for any reason other than a default by Jupiter under this Agreement, seeks to restrain, materially and adversely alter, set aside or invalidate Jupiter's acquisition of the Property, or Post's transfer of the Property to Jupiter, because of the proposed redemption of the Preferred Units as contemplated by this Agreement (as opposed to a purchase and sale of the Property pursuant to the Cash Option and the associated assumption of the Assumed Project Financing). "REDEMPTION CLAIMANT" means any third party claimant, including but not limited to the Unitholder, any other limited partner of Post or any shareholder of Post Properties, Inc., but excluding any direct or indirect partner, shareholder or other owner of an equity interest in Jupiter, any officer, manager, employee or agent of Jupiter or any such partner, shareholder or other owner, and any other party controlled by or under common control with Jupiter or in which Jupiter holds an equity interest. This Section
12.24 shall survive Closing or any termination of this Agreement; provided, however, that the provisions of this Section 12.24 shall not apply if Jupiter has directly or indirectly solicited or encouraged any such Redemption Dispute. The provisions of this Section 12.24 are intended to protect Jupiter solely from the peculiarities associated with the redemption of the Preferred Units, and are not intended to and shall not be interpreted to, indemnify Jupiter from those risks inherent in the underlying acquisition of the Properties and the corresponding assumption of Assumed Project Financing. This Section 12.24 shall survive closing or termination of this Agreement for a period of four (4) years but shall cease to have any force or effect thereafter except with respect to claims asserted by Jupiter against Post in writing prior to such date.

      12.25 SCHEDULES. The following schedules or exhibits attached hereto shall be deemed to be an integral part of this Agreement:

Schedule 1.1(a)-1          Land - Post Canyon(R) Apartments

Schedule 1.1(a)-2          Land - Post Chase(R) Apartments

Schedule 1.1(a)-3          Land - Post Corners(R) Apartments

Schedule 1.1(a)-4          Land - Post Court(R) Apartments

Schedule 1.1(a)-5          Land - Post Lane(R) Apartments

Schedule 1.1(a)-6          Land - Post Mill(R) Apartments

Schedule 1.1(a)-7          Land - Post Lake(R) Apartments

Schedule 1.1(d)-1          Inventory of Tangible Personal Property -Post Canyon(R) Apartments

Schedule 1.1(d)-2          Inventory of Tangible Personal Property - Post Chase(R) Apartments

Schedule 1.1(d)-3          Inventory of Tangible Personal Property - Post Corners(R) Apartments

Schedule 1.1(d)-4          Inventory of Tangible Personal Property - Post Court(R) Apartments

Schedule 1.1(d)-5          Inventory of Tangible Personal Property - Post Lane(R) Apartments

Schedule 1.1(d)-6          Inventory of Tangible Personal Property - Post Mill(R) Apartments

Schedule 1.1(d)-7          Inventory of Tangible Personal Property - Post Lake(R) Apartments

Schedule 1.1(e)-1          Rent Roll - Post Canyon(R) Apartments

Schedule 1.1(e)-2          Rent Roll - Post Chase(R) Apartments

Schedule 1.1(e)-3          Rent Roll - Post Corners(R) Apartments

Schedule 1.1(e)-4          Rent Roll - Post Court(R) Apartments

Schedule 1.1(e)-5          Rent Roll - Post Lane(R) Apartments

Schedule 1.1(e)-6          Rent Roll - Post Mill(R) Apartments

Schedule 1.1(e)-7          Rent Roll - Post Lake(R) Apartments

Schedule 1.7               Form of Letter of Credit

Schedule 2.1               Allocation of Property Value Among Projects

Schedule 2.5(d)-1          Portfolio Financing Documents - Post Canyon(R) Apartments

Schedule 2.5(d)-2          Portfolio Financing Documents - Post Chase(R) Apartments

Schedule 2.5(d)-3          Portfolio Financing Documents - Post Corners(R) Apartments

Schedule 2.5(d)-4          Portfolio Financing Documents - Post Court(R) Apartments

Schedule 2.5(d)-5          Portfolio Financing Documents - Post Mill(R) Apartments

Schedule 2.5(d)-6          Portfolio Financing Documents - Post Lake(R) Apartments

Schedule 3.1               List of Title Commitments

Schedule 3.2               List of Surveys

Schedule 3.4-1             Certain Permitted Exceptions - Post Canyon(R) Apartments

Schedule 3.4-2             Certain Permitted Exceptions - Post Chase(R) Apartments

Schedule 3.4-3             Certain Permitted Exceptions - Post Corners(R) Apartments

Schedule 3.4-4             Certain Permitted Exceptions - Post Court(R) Apartments

Schedule 3.4-5             Certain Permitted Exceptions - Post Lane(R) Apartments

Schedule 3.4-6             Certain Permitted Exceptions - Post Mill(R) Apartments

Schedule 3.4-7             Certain Permitted Exceptions - Post Lake(R) Apartments

Schedule 5.2(a)            Form of Deed

Schedule 5.2(b)            Form of Bill of Conveyance and Assignment

Schedule 6.1-1             Post's Disclosure Schedule - Post Canyon(R)Apartments

Schedule 6.1-2             Post's Disclosure Schedule - Post Chase(R)Apartments

Schedule 6.1-3             Post's Disclosure Schedule - Post Corners(R)Apartments

Schedule 6.1-4             Post's Disclosure Schedule - Post Court(R)Apartments

Schedule 6.1-5             Post's Disclosure Schedule - Post Lane(R)Apartments

Schedule 6.1-6             Post's Disclosure Schedule - Post Mill(R)Apartments

Schedule 6.1-7             Post's Disclosure Schedule - Post Lake(R)Apartments

Schedule 6.1(g)-1          Environmental Reports - Post Canyon(R) Apartments

Schedule 6.1(g)-2          Environmental Reports - Post Chase(R)Apartments

Schedule 6.1(g)-3          Environmental Reports - Post Corners(R)Apartments

Schedule 6.1(g)-4          Environmental Reports - Post Court(R)Apartments

Schedule 6.1(g)-5          Environmental Reports - Post Lane(R)Apartments

Schedule 6.1(g)-6          Environmental Reports - Post Mill(R)Apartments

Schedule 6.1(g)-7          Environmental Reports - Post Lake(R) Apartments

Schedule 6.1(m)            Changes to Title

Schedule 6.1(k)-1          Service Contracts - Post Canyon(R) Apartments

Schedule 6.1(k)-2          Service Contracts - Post Chase(R) Apartments

Schedule 6.1(k)-3          Service Contracts - Post Corners(R) Apartments

Schedule 6.1(k)-4          Service Contracts - Post Court(R) Apartments

Schedule 6.1(k)-5          Service Contracts - Post Lane(R) Apartments

Schedule 6.1(k)-6          Service Contracts - Post Mill(R) Apartments

Schedule 6.1(k)-7          Service Contracts - Post Lake(R) Apartments

Schedule 6.4(b)-1          Leasing Guidelines- Post Canyon(R) Apartments

Schedule 6.4(b)-2          Leasing Guidelines- Post Chase(R) Apartments

Schedule 6.4(b)-3          Leasing Guidelines- Post Corners(R) Apartments

Schedule 6.4(b)-4          Leasing Guidelines- Post Court(R) Apartments

Schedule 6.4(b)-5          Leasing Guidelines- Post Lane(R) Apartments

Schedule 6.4(b)-6          Leasing Guidelines- Post Mill(R) Apartments

Schedule 6.4(b)-7          Leasing Guidelines- Post Lake(R) Apartments

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.

                                   POST:

                                   POST APARTMENT HOMES, L.P.,
                                   a Georgia limited partnership

                                        By: Post GP Holdings, Inc.,
                                            a Georgia corporation

                                        Its: Sole General Partner

                                             By: ___________________________
                                             Name: _________________________
                                             Title: ________________________

                                   Date of Execution: February __, 2004

                  [Signatures continued on the following page.]

      THIS IS A SIGNATURE PAGE TO, AND MAY BE ATTACHED TO A MASTER COUNTERPART OF, THE REDEMPTION AGREEMENT BETWEEN POST APARTMENT HOMES, L.P. AND JRC ACQUISITION CORPORATION, WITH RESPECT TO POST CANYON(R) APARTMENTS, POST CHASE(R) APARTMENTS, POST CORNERS(R) APARTMENTS, POST COURT(R) APARTMENTS, POST LANE(R) APARTMENTS, AND POST MILL(R) APARTMENTS IN METROPOLITAN ATLANTA, GEORGIA, AND POST LAKE(R) APARTMENTS IN METROPOLITAN ORLANDO, FLORIDA.

      FIDELITY NATIONAL TITLE INSURANCE COMPANY OF NEW YORK, AS ESCROW AGENT, AND THE APARTMENT GROUP, LLC AND APARTMENT REALTY ADVISORS, INC., AS BROKERS, ARE PARTIES TO SUCH REDEMPTION AGREEMENT FOR THE LIMITED PURPOSES SET FORTH THEREIN.

                                   JUPITER:

                                   JRC ACQUISITION CORPORATION, a _______
                                   corporation

                                   By: __________________________________
                                   Name: ________________________________
                                   Title: _______________________________

                                   Date of Execution: February __, 2004

                  [Signatures continued on the following page.]

      THIS IS A SIGNATURE PAGE TO, AND MAY BE ATTACHED TO A MASTER COUNTERPART OF, THE REDEMPTION AGREEMENT BETWEEN POST APARTMENT HOMES, L.P. AND JRC ACQUISITION CORPORATION, WITH RESPECT TO POST CANYON(R) APARTMENTS, POST CHASE(R) APARTMENTS, POST CORNERS(R) APARTMENTS, POST COURT(R) APARTMENTS, POST LANE(R) APARTMENTS, AND POST MILL(R) APARTMENTS IN METROPOLITAN ATLANTA, GEORGIA, AND POST LAKE(R) APARTMENTS IN METROPOLITAN ORLANDO, FLORIDA.

      FIDELITY NATIONAL TITLE INSURANCE COMPANY OF NEW YORK, AS ESCROW AGENT, AND THE APARTMENT GROUP, LLC AND APARTMENT REALTY ADVISORS, INC., AS BROKERS, ARE PARTIES TO SUCH REDEMPTION AGREEMENT FOR THE LIMITED PURPOSES SET FORTH THEREIN.

      Escrow Agent has executed and joined in this Agreement for the limited purposes set forth herein.

                                   ESCROW AGENT:

                                   FIDELITY NATIONAL TITLE INSURANCE COMPANY OF
                                   NEW YORK, a New York corporation

                                   By: ________________________________
                                   Name: ______________________________
                                   Title: _____________________________

                                   Date of Execution: February __, 2004

                  [Signatures continued on the following page.]

      THIS IS A SIGNATURE PAGE TO, AND MAY BE ATTACHED TO A MASTER COUNTERPART OF, THE REDEMPTION AGREEMENT BETWEEN POST APARTMENT HOMES, L.P. AND JRC ACQUISITION CORPORATION, WITH RESPECT TO POST CANYON(R) APARTMENTS, POST CHASE(R) APARTMENTS, POST CORNERS(R) APARTMENTS, POST COURT(R) APARTMENTS, POST LANE(R) APARTMENTS, AND POST MILL(R) APARTMENTS IN METROPOLITAN ATLANTA, GEORGIA, AND POST LAKE(R) APARTMENTS IN METROPOLITAN ORLANDO, FLORIDA.

      FIDELITY NATIONAL TITLE INSURANCE COMPANY OF NEW YORK, AS ESCROW AGENT, AND THE APARTMENT GROUP, LLC AND APARTMENT REALTY ADVISORS, INC., AS BROKERS, ARE PARTIES TO SUCH REDEMPTION AGREEMENT FOR THE LIMITED PURPOSES SET FORTH THEREIN.

      Bond Project Broker has executed and joined in this Agreement for the limited purposes set forth herein.

                                   BOND PROJECT BROKER:

                                   THE APARTMENT GROUP, LLC,
                                   a ________ limited liability company

                                   By: ________________________________
                                   Name: ______________________________
                                   Title: _____________________________

                                   Date of Execution: February __, 2004

                  [Signatures continued on the following page.]

      THIS IS A SIGNATURE PAGE TO, AND MAY BE ATTACHED TO A MASTER COUNTERPART OF, THE REDEMPTION AGREEMENT BETWEEN POST APARTMENT HOMES, L.P. AND JRC ACQUISITION CORPORATION, WITH RESPECT TO POST CANYON(R) APARTMENTS, POST CHASE(R) APARTMENTS, POST CORNERS(R) APARTMENTS, POST COURT(R) APARTMENTS, POST LANE(R) APARTMENTS, AND POST MILL(R) APARTMENTS IN METROPOLITAN ATLANTA, GEORGIA, AND POST LAKE(R) APARTMENTS IN METROPOLITAN ORLANDO, FLORIDA.

      FIDELITY NATIONAL TITLE INSURANCE COMPANY OF NEW YORK, AS ESCROW AGENT, AND THE APARTMENT GROUP, LLC AND APARTMENT REALTY ADVISORS, INC., AS BROKERS, ARE PARTIES TO SUCH REDEMPTION AGREEMENT FOR THE LIMITED PURPOSES SET FORTH THEREIN.

      Post Lane Broker has executed and joined in this Agreement for the limited purposes set forth herein.

                                   POST LANE BROKER:

                                   APARTMENT REALTY ADVISORS, INC.,
                                   a ________ corporation

                                   By: ______________________________
                                   Name: ____________________________
                                   Title: ___________________________

                                   Date of Execution: February __, 2004

      THIS IS A SIGNATURE PAGE TO, AND MAY BE ATTACHED TO A MASTER COUNTERPART OF, THE REDEMPTION AGREEMENT BETWEEN POST APARTMENT HOMES, L.P. AND JRC ACQUISITION CORPORATION, WITH RESPECT TO POST CANYON(R) APARTMENTS, POST CHASE(R) APARTMENTS, POST CORNERS(R) APARTMENTS, POST COURT(R) APARTMENTS, POST LANE(R) APARTMENTS, AND POST MILL(R) APARTMENTS IN METROPOLITAN ATLANTA, GEORGIA, AND POST LAKE(R) APARTMENTS IN METROPOLITAN ORLANDO, FLORIDA.

      FIDELITY NATIONAL TITLE INSURANCE COMPANY OF NEW YORK, AS ESCROW AGENT, AND THE APARTMENT GROUP, LLC AND APARTMENT REALTY ADVISORS, INC., AS BROKERS, ARE PARTIES TO SUCH REDEMPTION AGREEMENT FOR THE LIMITED PURPOSES SET FORTH THEREIN.